Exhibit 10.1

STORM RECOVERY PROPERTY SERVICING AGREEMENT

by and between

SWEPCO STORM RECOVERY FUNDING LLC

as Issuer

and

SOUTHWESTERN ELECTRIC POWER COMPANY

as Servicer

Acknowledged and Accepted by

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Indenture Trustee

Dated as of December 18, 2024

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SCHEDULE A TO SERVICING AGREEMENT

EXHIBIT A - MONTHLY SERVICER’S CERTIFICATE

EXHIBIT B - SEMI-ANNUAL SERVICER’S CERTIFICATE

EXHIBIT C-1 SERVICER’S ANNUAL COMPLIANCE CERTIFICATE

EXHIBIT C-2 CERTIFICATE OF COMPLIANCE

ANNEX 1 TO SERVICING AGREEMENT

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STORM RECOVERY PROPERTY SERVICING AGREEMENT

This STORM RECOVERY PROPERTY SERVICING AGREEMENT dated as of December 18, 2024 (this “Agreement”) is entered into by and between SWEPCO STORM RECOVERY FUNDING LLC, a Louisiana limited liability company (the “Issuer”), and SOUTHWESTERN ELECTRIC POWER COMPANY, a Delaware corporation (“SWEPCO”), as the servicer of the Storm Recovery Property hereunder (together with each successor to SWEPCO in such capacity pursuant to Section 6.03 or 7.04, the “Servicer”), and acknowledged and accepted by U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”).

WHEREAS, pursuant to the Securitization Act and the Financing Order, SWEPCO, in its capacity as seller (the “Seller”), and the Issuer are concurrently entering into the Sale Agreement pursuant to which the Seller is selling and the Issuer is purchasing the Storm Recovery Property created pursuant to the Securitization Act and the Financing Order described therein;

WHEREAS, the Servicer is willing to service the Storm Recovery Property purchased from the Seller by the Issuer;

WHEREAS, the Issuer, in connection with the ownership of the Storm Recovery Property and in order to collect the Storm Recovery Charges, desires to engage the Servicer to carry out the functions described herein and the Servicer desires to be so engaged;

WHEREAS, the Storm Recovery Charges will be itemized on Customers’ Bills and the SRC Collections initially will be commingled with other funds collected from Customers;

WHEREAS, certain parties may have an interest in such commingled collections, and such parties have entered into an Intercreditor Agreement that allows SWEPCO to allocate the collected, commingled funds according to each party’s interest;

WHEREAS, the Financing Order calls for the Servicer to execute a servicing agreement with the Issuer pursuant to which the Servicer will be required, among other things, to impose and collect the Storm Recovery Charges for the benefit and account of the Issuer, to make periodic Storm Recovery Charge Adjustments required or allowed by the Financing Order, and to account for and remit the Storm Recovery Charges to the Indenture Trustee on behalf and for the account of the Issuer in accordance with the remittance procedures contained hereunder without any deduction or surcharge of any kind; and

WHEREAS, the Financing Order provides that the LPSC will enforce the obligations imposed by the Financing Order, the LPSC’s applicable substantive rules, and applicable statutory provisions.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. Capitalized terms used but not otherwise defined in this Agreement have the respective meanings set forth in that certain Indenture (including Appendix A thereto), dated as of December 18, 2024, among the Issuer, the Indenture Trustee, and U.S. Bank National Association, a national banking association, not individually but solely in its capacity as securities intermediary, as the same may be amended, restated, supplemented or otherwise modified from time to time.

Section 1.02. Other Definitional Provisions.

(a)  The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Appendix, Annex, Attachment, Exhibit and Schedule references contained in this Agreement are references to Sections, Appendices, Annexes, Attachments, Exhibits and Schedules in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(b)  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(c)  All terms defined in this Agreement have the same defined meanings when used in any certificate or other document made or delivered pursuant to this Agreement unless otherwise defined therein.

(d)  Non-capitalized terms used herein which are defined in the Securitization Act shall, as the context requires, have the meanings assigned to such terms in the Securitization Act, but without giving effect to amendments to the Securitization Act after the date hereof which have material adverse effect on the Issuer or Holders.

(e)  Any reference to this Agreement or another agreement or instrument refers to such agreement or instrument as the same may be amended, supplemented, restated or otherwise modified from time to time.

ARTICLE II

APPOINTMENT AND AUTHORIZATION OF SERVICER

Section 2.01. Appointment of the Servicer; Acceptance of Appointment. The Issuer hereby appoints the Servicer, and the Servicer, as an independent contractor, hereby accepts such appointment, to perform the Servicer’s obligations pursuant to this Agreement on behalf of and for the benefit of the Issuer or any assignee thereof in accordance with the terms of this Agreement and applicable law. This appointment and the Servicer’s acceptance thereof may not be revoked except in accordance with the express terms of this Agreement.

Section 2.02. Authorization. With respect to all or any portion of the Storm Recovery Property, the Servicer shall be, and hereby is, authorized and empowered by the Issuer to:

(a)  execute and deliver, on behalf of itself or the Issuer, as the case may be, any and all instruments, documents or notices, and

(b)  on behalf of itself or the Issuer, as the case may be, make any filing and participate in Proceedings related to the duties of the Servicer hereunder with any Governmental Authority, including with the LPSC.

The Issuer shall furnish the Servicer with all executed documents as have been prepared by the Servicer for execution by the Issuer, and with such other documents as may be in the Issuer’s possession, as necessary or appropriate to enable the Servicer to carry out its servicing and other duties hereunder. Upon the written request of the Servicer, the Issuer shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its duties hereunder.

Section 2.03.  Dominion and Control Over Storm Recovery Property. Notwithstanding any other provision contained herein, the Servicer and the Issuer agree that the Issuer shall have dominion and control over the Storm Recovery Property, and the Servicer, in accordance with the terms hereof, is acting solely as the servicing agent of and custodian for the Issuer with respect to the Storm Recovery Property and Storm Recovery Property Documentation. The Servicer hereby agrees that it shall not take any action that is not authorized by this Agreement, the Securitization Act or the Financing Order, that is not consistent with its customary procedures and practices, or that shall impair the rights of the Issuer with respect to the Storm Recovery Property, in each case unless such action is required by law or court or regulatory order.

ARTICLE III

BILLING AND OTHER SERVICES

Section 3.01. Duties of the Servicer. The Servicer, as agent for the Issuer (to the extent provided herein), shall have the following duties:

(a)  Duties of Servicer Generally. The Servicer shall manage, service, administer and make collections in respect of the Storm Recovery Property. The Servicer’s duties will include:

(i)  calculating and billing the Storm Recovery Charges;

(ii)  obtaining meter reads;

(iii)  accounting for Storm Recovery Charges;

(iv)  investigating and resolving delinquencies (and furnishing required reports with respect to such delinquencies to the Issuer);

(v)  processing and depositing collections and making periodic remittances;

(vi)  furnishing required periodic reports to the Issuer, the Indenture Trustee, the LPSC and the Rating Agencies;

(vii)  monitoring Customer payments of Storm Recovery Charges;

(viii)  notifying each Customer of any defaults in its payment obligations and other obligations (including its credit standards), and following such collection procedures as it follows with respect to comparable assets that it services for itself or others;

(ix)  collecting payments of Storm Recovery Charges and payments with respect to Storm Recovery Property from all persons or entities responsible for paying Storm Recovery Charges and other payments with respect to Storm Recovery Property to the Servicer under the Financing Order, the Securitization Act, LPSC Regulations or applicable tariffs and remitting these collections to the Indenture Trustee;

(x)  responding to inquiries by Customers, the LPSC or any other Governmental Authority with respect to the Storm Recovery Property and the Storm Recovery Charges;

(xi)  making all required filings with the LPSC and taking such other action as may be necessary to perfect the Issuer’s ownership interests in, and the Indenture Trustee’s first priority Lien on, the Storm Recovery Property; making all filings and taking such other action as may be necessary to perfect and maintain the perfection and priority of the Indenture Trustee’s Lien on the other portions of the Trust Estate under the Indenture;

(xii)  selling, as the agent for the Issuer, as its interest may appear, defaulted or written-off accounts in accordance with the Servicer’s usual and customary practices;

(xiii)  taking action in connection with Storm Recovery Charge Adjustments and allocation of the charges among various classes of Customers as is set forth herein and pursuant to the Financing Order; and

(xiv)  any other duties specified for a servicer under the Financing Order or other applicable law.

Anything to the contrary notwithstanding, the duties of the Servicer set forth in this Agreement shall be qualified in their entirety by, and the Servicer shall at all times comply with, the Financing Order, the Securitization Act and any LPSC Regulations, and the U.S. federal securities laws and the rules and regulations promulgated thereunder, including Regulation AB, as in effect at the time such duties are to be performed. Without limiting the generality of this Section 3.01(a), in furtherance of the foregoing, the Servicer hereby agrees that it shall also have, and shall comply with, the duties and responsibilities relating to data acquisition, usage and bill calculation, billing, customer service functions, collections, payment processing and remittance set forth in the Annex 1 hereto, as it may be amended from time to time. For the avoidance of doubt, the term “usage” when used herein refers to both kilowatt hour consumption and kilowatt demand.

(b)  Reporting Functions.

(i)  Monthly Servicer’s Certificate. On or before the 25th calendar day of each month (or if such day is not a Servicer Business Day, on the immediately succeeding Servicer Business Day), beginning with January 25, 2025, the Servicer shall prepare and deliver to the Issuer, the Indenture Trustee, the LPSC and the Rating Agencies a written report substantially in the form of Exhibit A (a “Monthly Servicer’s Certificate”) setting forth certain information relating to Storm Recovery Charge payments in connection with the Storm Recovery Charges received by the Servicer during the Collection Period corresponding to the immediately preceding month; provided, however, that, for any month in which the Servicer is required to deliver a Semi-Annual Servicer’s Certificate pursuant to Section 4.01(g)(i), the Servicer shall prepare and deliver the Monthly Servicer’s Certificate no later than the date of delivery of such Semi-Annual Servicer’s Certificate.

(ii)  Notification of Laws and Regulations. The Servicer shall promptly notify the Issuer, the LPSC, the Indenture Trustee and each Rating Agency in writing when it becomes aware of any Requirement of Law or LPSC Regulations, orders or directions hereafter promulgated that have a material adverse effect on the Servicer’s ability to perform its duties under this Agreement.

(iii)  Other Information. Upon the reasonable request of the Issuer, the Indenture Trustee, the LPSC or any Rating Agency, the Servicer shall provide to the Issuer, the Indenture Trustee, the LPSC or such Rating Agency, as the case may be, any public financial information in respect of the Servicer, or any material information regarding the Storm Recovery Property to the extent it is reasonably available to the Servicer, that may be reasonably necessary and permitted by law for the Issuer, the Indenture Trustee, the LPSC or such Rating Agency to monitor the performance by the Servicer hereunder; provided, however, that any such request by the Indenture Trustee shall not create any obligation for the Indenture Trustee to monitor the performance of the Servicer. In addition, so long as any of the Storm Recovery Bonds are Outstanding, the Servicer shall provide to the Issuer, to the LPSC and to the Indenture Trustee, within a reasonable time after written request therefor, any information available to the Servicer or reasonably obtainable by it that is necessary to calculate the Storm Recovery Charges applicable to each Customer Class.

(iv)  Preparation of Reports. The Servicer shall prepare and deliver such additional reports as required under this Agreement, including a copy of each Semi-Annual Servicer’s Certificate described in Section 4.01(g)(i), the Annual Compliance Certificate and Certificate of Compliance described in Section 3.03, and the Annual Accountant’s Report described in Section 3.04. In addition, the Servicer shall prepare, procure, deliver and/or file, or cause to be prepared, procured, delivered or filed, any reports, attestations, exhibits, certificates or other documents required to be delivered or filed with the SEC (and/or any other Governmental Authority) by the Issuer or the Sponsor under the U.S. federal securities laws or other applicable laws or in accordance with the Basic Documents, including, but without limiting the generality of foregoing, filing with the SEC, if applicable and required by applicable law, a copy or copies of (A) the Monthly Servicer’s Certificates described in Section 3.01(b)(i) above (under Form 10-D or any other applicable form), (B) the Semi-Annual Servicer’s Certificates described in Section 4.01(g)(i) (under Form 10-D or any other applicable form), (C) the annual statements of compliance, attestation reports and other certificates described in Section 3.03, and (D) the Annual Accountant’s Report (and any attestation required under Regulation AB) described in Section 3.04. In addition, the appropriate officer or officers of the Servicer shall (in its separate capacity as Servicer) sign the Sponsor’s annual report on Form 10-K (and any other applicable SEC or other reports, attestations, certifications and other documents), to the extent that the Servicer’s signature is required by, and consistent with, the U.S. federal securities laws and/or any other applicable law.

(c)  Opinions of Counsel.

The Servicer shall deliver to the Issuer and to the Indenture Trustee:

(i)  promptly after the execution and delivery of this Agreement and of each amendment hereto, an Opinion of Counsel stating that in the opinion of such counsel either:

(A)  all actions or filings (including filings with the Louisiana Filing Officer in accordance with the rules prescribed under the Securitization Act and the Louisiana UCC) that are necessary under the Securitization Act and the Louisiana UCC to perfect the Lien and security interest created by the Indenture have been taken or made, and reciting the details of such actions and filings, or

(B)  no such actions or filings are necessary to perfect such Lien and security interest.

(ii)  on or before March 31 in each calendar year beginning with the calendar year 2025, an Opinion of Counsel, dated as of a date during such calendar year, stating that in the opinion of such counsel either:

(A)  all actions or filings (including filings and refilings with the Louisiana Filing Officer in accordance with the rules prescribed under the Securitization Act and the Louisiana UCC) necessary under the Securitization Act and the Louisiana UCC to maintain perfection of the Lien and security interest created by the Indenture have been taken or made, and reciting the details of such actions and filings, or

(B)  no such actions or filings are necessary to maintain the perfection of such Lien and security interest.

Each Opinion of Counsel referred to in clause (i) or (ii) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to maintain the perfection of such Lien and security interests.

Section 3.02. Servicing and Maintenance Standards. The Servicer shall, on behalf of the Issuer:

(a)  manage, service, administer and make collections in respect of the Storm Recovery Property with reasonable care and in material compliance with applicable law and regulations, including all applicable LPSC Regulations, using the same degree of care and diligence that the Servicer exercises with respect to similar assets for its own account;

(b)  follow standards, policies and practices in performing its duties as Servicer that are customary in the electric transmission and distribution industry or that the LPSC has mandated and that are consistent with the terms and provisions of the Financing Order, tariffs and existing law;

(c)  use all reasonable efforts, consistent with the Servicer Policies and Practices, to enforce and maintain the Issuer’s and the Indenture Trustee’s rights in respect of, the Storm Recovery Property and the other portions of the Trust Estate under the Indenture;

(d)  calculate Storm Recovery Charges and the allocation of Storm Recovery Charges among Customer Classes in compliance with the Securitization Act, the Financing Order, any LPSC order related to the Storm Recovery Charge allocation and any applicable tariffs;

(e)  use all reasonable efforts consistent with the Servicer Policies and Practices to collect all amounts owed in respect of the Storm Recovery Property as they become due;

(f)  make all filings required under the Securitization Act or the applicable UCC to maintain the perfected security interest of the Indenture Trustee in the Storm Recovery Property and in the other portions of the Trust Estate under the Indenture;

(g)  petition the LPSC for adjustments to the Storm Recovery Charges that the Servicer determines to be necessary in accordance with the Financing Order; and

(h)  keep on file, in accordance with customary procedures, all documents pertaining to the Storm Recovery Property and maintain accurate and complete accounts, records and computer systems pertaining to the related Storm Recovery Property except where the failure to comply with any of the foregoing would not materially and adversely affect the Issuer’s or the Indenture Trustee’s respective interests in the Storm Recovery Property.

The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of all or any portion of the Storm Recovery Property, which, in the Servicer’s judgment, may include the taking of legal action pursuant to Section 5.02(d) hereof or otherwise.

Section 3.03. Annual Reports on Compliance with Regulation AB.

(a)  The Servicer shall deliver to the Issuer, the Indenture Trustee and the Rating Agencies, on or before the earlier of (i) March 31 of each year (beginning March 31, 2025 to and including the March 31 succeeding the Retirement of the Storm Recovery Bonds) or (ii) with respect to each calendar year during which SWEPCO’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, certificates from a Servicer Responsible Officer (A) containing, and certifying as to, the statements of compliance required by Item 1123 (or any successor or similar items or rule) of Regulation AB, as then in effect (the “Annual Compliance Certificate”), which may be in the form of, or shall include the form attached hereto as, Exhibit C-1, and (B) containing, and certifying as to, the statements and assessment of compliance required by Item 1122(a) (or any successor or similar items or rule) of Regulation AB, as then in effect (the “Certificate of Compliance”), which may be in the form of, or shall include the form attached hereto as, Exhibit C-2 hereto, with, in each case, such changes as may be required to conform to applicable securities law.

(b)  The Servicer shall use commercially reasonable efforts to obtain from each other party participating in the servicing function any additional certifications as to the statements and assessment required under Item 1122 or Item 1123 of Regulation AB (or any successor item or rule) to the extent required in connection with the filing of the annual report on Form 10-K referred to above; provided, however, that a failure to obtain such certifications shall not be a breach of the Servicer’s duties hereunder. The parties acknowledge that the Indenture Trustee’s certifications shall be limited to the Item 1122 certifications described in Exhibit C of the Indenture.

(c)  The initial Servicer, in its capacity as Sponsor, shall post on its or its parent company’s website and file with or furnish to the SEC, in periodic reports and other reports as are required from time to time under Section 13 or Section 15(d) of the Exchange Act, the information described in Section 3.07(g) of the Indenture to the extent such information is reasonably available to the Sponsor.

Section 3.04. Annual Registered Independent Public Accounting Firm Report.

(a)  The Servicer shall cause a registered independent public accounting firm (which may also provide other services to the Servicer or the Seller) to prepare annually, and the Servicer shall deliver annually to the Issuer, the LPSC, the Indenture Trustee and each Rating Agency, on or before the earlier of (a) March 31 of each year (beginning March 31, 2025 to and including the March 31 succeeding the Retirement of the Storm Recovery Bonds) or (b) with respect to each calendar year during which the Sponsor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, a report addressed to the Servicer (the “Annual Accountant’s Report”), which may be included as part of the Servicer’s assessment of compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB during the immediately preceding calendar year ended December 31 (or, in the case of the first Annual Accountant’s Report to be delivered on or before March 31, 2025, the period of time from the Closing Date through December 31, 2025), in accordance with paragraph (b) of Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, identifying the results of such procedures and including any exceptions noted. In the event such accounting firm requires the Indenture Trustee to agree or consent to the procedures performed by such firm, the Issuer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee shall deliver such letter of agreement or consent in conclusive reliance upon the direction of the Issuer, and the Indenture Trustee shall not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

(b)  The Annual Accountant’s Report shall also indicate that the accounting firm providing such report is “independent” of the Servicer in accordance with the Rules of the Public Company Accounting Oversight Board, and shall include the attestation report required under Item 1122(b) of Regulation AB (or any successor or similar items or rule), as then in effect. The costs of the Annual Accountant’s Report shall be a Reimbursable Expense reimbursable as an Operating Expense under the Indenture.

Section 3.05. Third-Party Suppliers. So long as any of the Storm Recovery Bonds are Outstanding, the Servicer shall take reasonable efforts to assure that no Third-Party Supplier bills or collects Storm Recovery Charges on behalf of the Issuer unless permitted by applicable law or regulation and, to the extent permitted by applicable law or regulation, the Rating Agency Condition is satisfied. As long as any of the Storm Recovery Bonds are Outstanding, Servicer will use commercially reasonable efforts to ensure that any Third-Party Supplier provide to the Issuer within a reasonable time after written request therefor, any information available to the Third-Party Supplier or reasonably obtainable by it that is necessary to calculate the Storm Recovery Charges.

ARTICLE IV

SERVICES RELATED TO STORM RECOVERY CHARGE ADJUSTMENTS AND

ALLOCATION ADJUSTMENTS

Section 4.01. Storm Recovery Charge Adjustments. From time to time, but at least semi-annually, until the Retirement of the Storm Recovery Bonds, the Servicer shall identify the need for Storm Recovery Charge Adjustments and shall take reasonable action to obtain and implement such Storm Recovery Charge Adjustments, all in accordance with the following:

(a)  Expected Amortization Schedule. The Expected Amortization Schedule for the Storm Recovery Bonds is provided in the Series Supplement.

(b)  Mandatory Storm Recovery Charge Adjustments. The Servicer will calculate and make at least semi-annual Storm Recovery Charge Adjustments as of each Adjustment Date commencing with the first Adjustment Date as follows:

(i)  update the data and assumptions underlying the calculation of the Storm Recovery Charges, including projected Base Rate Revenue for each Customer Class during each of Calculation Period A and Calculation Period B and including principal, interest and estimated expenses and fees of the Issuer to be paid during such Calculation Period, the Weighted Average Days Sales Outstanding and write-offs taking into account cash on deposit in the Excess Funds Subaccount and outstanding receivables during such Calculation Period;

(ii)  determine the Periodic Payment Requirements and Periodic Billing Requirement for each of Calculation Period A and Calculation Period B based on such updated data and assumptions;

(iii)  for each of Calculation Period A and Calculation Period B, determine the allocation of the Periodic Billing Requirement across the Customer Classes;

(iv)  for each of Calculation Period A and Calculation Period B, calculate the rate (expressed as a percent) for each Customer Class (the “Storm Recovery Charge Rate”) determined by dividing the Periodic Billing Requirement for such Customer Class by the projected Base Rate Revenue for such Customer Class, all in accordance with the terms of the Financing Order, the Rate Schedule Rider and any other tariffs filed pursuant thereto, including using the allocation factors approved by the LPSC in the Financing Order (as may be updated in a future base rate proceeding) and the attachments thereto (including the allocations between the transmission and distribution Functions and among the Customer Classes);

(v)  to ensure enough Storm Recovery Charges collections to satisfy the Periodic Billing Requirement for each Calculation Period for each Customer Class, determine the higher of the two Storm Recovery Charge Rates calculated pursuant to clause (iv) for such Customer Class (each such higher Storm Recovery Charge Rate, an “Adjusted Storm Recovery Charge Rate”); and

(vi)  file the Adjusted Storm Recovery Charge Rate for each Customer Class with the LPSC not less than fifteen (15) days prior to the first billing cycle of the SWEPCO revenue month in which the revised Storm Recovery Charges will be in effect;

provided, however, that to the extent any Storm Recovery Bonds remain Outstanding twelve (12) months before the Scheduled Final Payment Date of Storm Recovery Bonds, Storm Recovery Charge Adjustments shall thereafter be made quarterly until the Storm Recovery Bonds and all associated Financing Costs are paid in full (and any under-collection shall be corrected for the next

Payment Date). Subject to any mathematical correction as permitted by the Financing Order, the revised Storm Recovery Charges resulting from a Storm Recovery Charge Adjustment shall be effective as of the applicable Adjustment Date, and the Servicer shall begin to bill the Storm Recovery Charges to Customers commencing in the first billing cycle following the Adjustment Date in accordance with the Financing Order.

(c)  Interim Storm Recovery Charge Adjustment Request. The Servicer may also make interim Storm Recovery Charge Adjustments (in the same manner as provided or in Section 4.01(b)(i)-(iii)) more frequently at any time during the term of the Storm Recovery Bonds: (i) if the Servicer forecasts that SRC Collections during the current Calculation Periods will be insufficient to make on a timely basis all scheduled payments of interest and other Financing Costs in respect of the Storm Recovery Bonds during such Calculation Periods or bring all principal payments on schedule for each of the next two succeeding Payment Dates or (ii) to replenish any draws upon the Capital Subaccount. Such adjusted storm recovery charge rates shall be filed with the LPSC not less than fifteen (15) days prior to the first billing cycle of the SWEPCO revenue month in which the revised Storm Recovery Charges will be in effect.

(d)  Quarterly Storm Recovery Charge Adjustment Request. If required by the Rating Agencies to obtain the highest credit ratings, the Servicer may make quarterly Storm Recovery Charge Adjustments as and when so required. Such adjusted storm recovery charge rates shall be filed with the LPSC not less than fifteen (15) days prior to the first billing cycle of the SWEPCO revenue month in which the revised Storm Recovery Charges will be in effect.

(e)  Non-Standard Storm Recovery Charge Adjustment. The Servicer shall request LPSC approval of an amendment to the Storm Recovery Charge Adjustment mechanism if Servicer elects to make a non-standard Storm Recovery Charge Adjustment (under such procedures as shall be proposed by the Servicer and approved by the LPSC at the time) that the Servicer deems necessary or appropriate to address any material deviations between SRC Collections and the periodic revenue requirement or to allow for changes in transmission and distribution Customer Class allocation factors. No such change shall cause any of the then-current credit ratings of the Storm Recovery Bonds to be suspended, withdrawn or downgraded.

(f)  Notification of Adjustment Requests. Whenever the Servicer files a Storm Recovery Charge Adjustment request with the LPSC, the Servicer shall send a copy of such filing to the Issuer, the Indenture Trustee and the Rating Agencies concurrently therewith and such other persons as are entitled to notice under the Financing Order. If any Storm Recovery Charge Adjustment request does not become effective on the applicable date as provided in such filing and in accordance with the Financing Order, the Servicer shall notify in writing the Issuer, the Indenture Trustee and the Rating Agencies by the end of the second Servicer Business Day after such applicable date.

(g)  Reports.

(i)  Servicer’s Certificate. Not later than five (5) Servicer Business Days prior to each Payment Date or Special Payment Date, the Servicer shall deliver a draft of a written report substantially in the form of Exhibit B (the “Semi-Annual Servicer’s Certificate”) to the Issuer and the Indenture Trustee, which shall include all of the following information (to the extent applicable and including any other information so specified in the Series Supplement) as to the Storm Recovery Bonds with respect to such Payment Date or Special Payment Date or the period since the previous Payment Date, as applicable:

(A)  the Storm Recovery Bond Balance and the Projected Storm Recovery Bond Balance as of the immediately preceding Payment Date,

(B)  the amount on deposit in the Capital Subaccount and the Excess Funds Subaccount and the amount required to be on deposit in the Capital Subaccount as of the immediately preceding Payment Date,

(C)  the amount of the payment to Holders allocable to principal, if any,

(D)  the amount of the payment to Holders allocable to interest,

(E)  the aggregate Outstanding Amount of the Storm Recovery Bonds, before and after giving effect to any payments allocated to principal reported under clause (C) above,

(F)  the difference, if any, between the amount specified in clause (E) above and the Outstanding Amount specified in the Expected Amortization Schedule,

(G)  any other transfers and payments to be made on such Payment Date or Special Payment Date, including amounts paid to the Indenture Trustee and to the Servicer, and

(H)  the Servicer’s projection of the amount on deposit in the Capital Subaccount and the Excess Funds Subaccount, after giving effect to the foregoing payments.

On or prior to each Payment Date or Special Payment Date, the Servicer shall deliver the final Semi-Annual Servicer’s Certificate to the Issuer, the LPSC, the Indenture Trustee and the Rating Agencies.

(ii)  Reports to Customers.

(A)  After each revised Storm Recovery Charge has gone into effect pursuant to a Storm Recovery Charge Adjustment, the Servicer shall, to the extent and in the manner and time frame required by applicable LPSC Regulations, if any, cause to be prepared and delivered to Customers any required notices announcing such revised Storm Recovery Charges.

(B)  The Servicer shall comply with the requirements of the Financing Order and Rate Schedule Rider with respect to the identification of Storm Recovery Charges on Bills. If such a notification is not already included on prior Bills during the applicable year, then (a) at least once each year, the Servicer shall notify such Customers, in effect, that the Storm Recovery Property and the Storm Recovery Charges are owned by the Issuer (or its assignee) and not the Seller and that the Servicer is merely the collection agent for the Issuer (or its assignee or pledgee) and (b) such notification shall be delivered to such Customers either by annual Bill inserts with mailed Bills or by statements posted on the “my account” website pages of the Servicer’s internet website.

(C)  The Servicing Fee includes all costs of preparation and delivery incurred in connection with clauses (A) and (B) above, including printing and postage costs.

Section 4.02. Limitation of Liability.

(a)  The Issuer and the Servicer expressly agree and acknowledge that:

(i)  In connection with any Storm Recovery Charge Adjustment, the Servicer is acting solely in its capacity as the servicing agent of the Issuer hereunder.

(ii)  None of the Servicer, the Issuer, or the Indenture Trustee shall be responsible in any manner for, and shall have no liability whatsoever as a result of, any action, decision, ruling or other determination made or not made, or any delay (other than any delay resulting from the Servicer’s failure to file the requests required by Section 4.01 in a timely and correct manner or other breach by the Servicer of its duties under this Agreement that materially and adversely affects the Storm Recovery Charge Adjustments), by the LPSC in any way related to the Storm Recovery Property or in connection with any Storm Recovery Charge Adjustment.

(iii)  Except only to the extent that the Servicer is liable under Section 6.02, (A) the Servicer shall have no liability whatsoever relating to the calculation of the Storm Recovery Charges and the adjustments thereto, including as a result of any inaccuracy of any of the assumptions made in such calculation regarding expected electric energy or demand usage volumes, Weighted Average Days Sales Outstanding, the rate of charge-offs and estimated expenses and fees of the Issuer, so long as the Servicer has not acted in bad faith or in a grossly negligent manner in connection therewith, and (B) the Servicer shall have no liability whatsoever as a result of any Person, including the Holders, not receiving any payment, amount or return anticipated or expected or in respect of any Storm Recovery Bond generally.

(b)  Notwithstanding the foregoing, this Section 4.02 shall not relieve the Servicer of any liability under Section 6.02 for any misrepresentation by the Servicer under Section 6.01 or for any breach by the Servicer of its obligations under this Agreement.

ARTICLE V

THE STORM RECOVERY PROPERTY

Section 5.01. Custody of Storm Recovery Property Records. To assure uniform quality in servicing the Storm Recovery Property and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Issuer as custodian of any and all documents and records relating to the Storm Recovery Property, which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuer, with respect to all Storm Recovery Property.

Section 5.02. Duties of Servicer as Custodian.

(a)  Safekeeping. The Servicer shall hold the Storm Recovery Property Documentation on behalf of the Issuer and Indenture Trustee and maintain such accurate and complete accounts, records and computer systems pertaining to the Storm Recovery Property Documentation as shall enable the Issuer and the Indenture Trustee, as applicable, to comply with this Agreement, the Sale Agreement and the Indenture. In performing its duties as custodian, including its duties with respect to documentation, record keeping, accounts and computer systems, the Servicer shall act with reasonable care, using that degree of care and diligence that the Servicer exercises with respect to comparable assets that the Servicer services for itself or, if applicable, for others. The Servicer shall promptly report in writing to the Issuer, the Indenture Trustee, the LPSC and the Rating Agencies any material failure on its part to hold the Storm Recovery Property Documentation and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Indenture Trustee of the Storm Recovery Property Documentation. The Servicer’s duties to hold the Storm Recovery Property Documentation set forth in this Section 5.02, to the extent such Storm Recovery Property Documentation has not been previously transferred to a successor Servicer, shall terminate one (1) year and one (1) day after the earlier of the date on which (i) the Servicer is succeeded by a successor pursuant to the provisions of the Agreement and (ii) no Storm Recovery Bonds are Outstanding.

(b)  Maintenance and Access to Records. The Servicer shall maintain the Storm Recovery Property Documentation at the office identified in Section 8.02 or at such other office as shall be specified to the Issuer, to the LPSC and to the Indenture Trustee by written notice at least thirty (30) days prior to any change in location. The Servicer shall make available, as is reasonably required for the Indenture Trustee to perform its duties and obligations under the Indenture and the other Basic Documents, for inspection, audit and copying to the Issuer and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors the Servicer’s records regarding the Storm Recovery Property, the Storm Recovery Charges and the Storm Recovery Property Documentation at such times during normal business hours as the Issuer or the Indenture Trustee shall reasonably request and which do not unreasonably interfere with the

Servicer’s normal operations. Nothing in this Section 5.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any LPSC Regulation) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(b).

(c)  Release of Documents. Upon instruction from the Indenture Trustee in accordance with the Indenture, the Servicer shall release any Storm Recovery Property Documentation to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable. Nothing in this Section 5.02(c) shall affect the obligation of the Servicer to observe any applicable law (including any LPSC Regulation) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(c).

(d)  Litigation to Defend Storm Recovery Property. The Servicer is required to institute any action or proceeding reasonably necessary to compel performance by the LPSC or the State of Louisiana of any of their respective obligations or duties under the Securitization Act or the Financing Order, as the case may be, with respect to the Storm Recovery Charge Adjustment, provided, however, that in circumstances in which the servicing procedures set out in Annex I apply, the provisions of this undertaking do not require the Servicer to act in a manner different from the manner that the servicing procedures require. In any proceedings related to the exercise of the power of eminent domain by any municipality to acquire a portion of the Servicer’s electric distribution facilities in the State of Louisiana, including upon the expiration of any franchise agreement applicable to the Servicer’s operations in the State of Louisiana, the Servicer shall assert that that the court ordering such condemnation must treat such municipality as a successor to the Servicer under the Securitization Act and the Financing Order and that Customers in such municipalities remain responsible for payment of Storm Recovery Charges. The costs of any such actions or proceedings would be reimbursed by the Issuer to the Servicer from amounts on deposit in the Collection Account as an Operating Expense (and shall not be deemed to constitute a portion of the Servicing Fee) in accordance with the terms of Section 8.02(d) of the Indenture. The amount of any recoveries received by the Servicer as a result of any such action or procedures shall be forwarded to the Indenture Trustee for deposit in the Collection Account. The Servicer’s obligations pursuant to this Section 5.02(d) survive and continue notwithstanding that the payment of Operating Expenses pursuant to the Indenture may be delayed; provided that the Servicer shall only be obligated to institute and maintain such action or proceedings if it is being reimbursed on a current basis for its costs and expenses in taking such actions in accordance with Section 8.02 of the Indenture, and is not required to advance its own funds to satisfy such obligations.

Section 5.03.  Custodian’s Indemnification. THE SERVICER AS CUSTODIAN SHALL INDEMNIFY THE ISSUER, THE INDEPENDENT MANAGERS AND THE INDENTURE TRUSTEE (FOR ITSELF AND FOR THE BENEFIT OF THE STORM RECOVERY BONDHOLDERS) AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FOR, AND DEFEND AND HOLD HARMLESS EACH SUCH PERSON FROM AND AGAINST, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PAYMENTS AND CLAIMS, AND REASONABLE COSTS OR EXPENSES, OF ANY KIND WHATSOEVER (COLLECTIVELY, “LOSSES”)

THAT MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST EACH SUCH PERSON AS THE RESULT OF ANY GROSS NEGLIGENT ACT OR OMISSION IN ANY WAY RELATING TO THE MAINTENANCE AND CUSTODY BY THE SERVICER, AS CUSTODIAN, OF THE STORM RECOVERY PROPERTY DOCUMENTATION; PROVIDED, HOWEVER, THAT THE SERVICER SHALL NOT BE LIABLE FOR ANY PORTION OF ANY SUCH AMOUNT RESULTING FROM THE WILLFUL MISCONDUCT, BAD FAITH OR GROSS NEGLIGENCE OF THE ISSUER, THE INDEPENDENT MANAGERS OR THE INDENTURE TRUSTEE, AS THE CASE MAY BE.

INDEMNIFICATION UNDER THIS SECTION 5.03 SHALL SURVIVE RESIGNATION OR REMOVAL OF THE INDENTURE TRUSTEE OR ANY INDEPENDENT MANAGER AND TERMINATION OF THIS AGREEMENT AND SHALL INCLUDE REASONABLE OUT-OF-POCKET FEES AND EXPENSES OF INVESTIGATION AND LITIGATION (INCLUDING REASONABLE ATTORNEY’S FEES AND EXPENSES) INCLUDING THE FEES, EXPENSES AND COSTS INCURRED IN CONNECTION WITH ANY ACTION, CLAIM OR SUIT BROUGHT TO ENFORCE THE INDEMNIFICATION OBLIGATIONS OF THE SERVICER HEREUNDER.

Section 5.04. Effective Period and Termination. The Servicer’s appointment as custodian shall become effective as of the Closing Date and shall continue in full force and effect until terminated pursuant to this Section 5.04. If the Servicer shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer shall have been terminated under Section 7.01, the appointment of the Servicer as custodian shall be terminated effective as of the date on which the termination or resignation of the Servicer is effective. Additionally, if not sooner terminated as provided above, the Servicer’s obligations as custodian shall terminate one (1) year and one (1) day after the date on which no Storm Recovery Bonds are Outstanding.

ARTICLE VI

THE SERVICER

Section 6.01. Representations and Warranties of the Servicer. The Servicer makes the following representations and warranties as of the Closing Date, and as of such other dates expressly provided in this Section 6.01, on which the Issuer has relied in acquiring the Storm Recovery Property. The representations and warranties shall survive the execution and delivery of this Agreement, the sale of any of the Storm Recovery Property to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a)  Organization and Good Standing. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties as such properties are owned on the Closing Date, to conduct its business as such business is conducted by it on the Closing Date, and to execute, deliver and carry out the terms of this Agreement and the Intercreditor Agreement, and had at all relevant times, and has, the requisite power, authority and legal right to service the Storm Recovery Property and to hold the Storm Recovery Property Documentation as custodian.

(b)  Due Qualification. The Servicer is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which it is required to do so for the ownership or lease of its property or the conduct of its business (except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the Servicer’s business, operations, assets, revenues or properties or its servicing of the Storm Recovery Property).

(c)  Power and Authority. The Servicer has the corporate power and authority to execute and deliver this Agreement and to carry out the terms thereof; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.

(d)  Binding Obligation. Each of this Agreement and the Intercreditor Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, subject to applicable bankruptcy, receivership, insolvency, reorganization, moratorium, fraudulent transfer or conveyance and other laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a Proceeding in equity or at law.

(e)  No Violation. The consummation of the transactions contemplated by this Agreement and the Intercreditor Agreement (to the extent applicable to the Servicer’s responsibilities thereunder) and the fulfillment of the terms of each will not conflict with, result in any breach of, the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the Servicer’s articles of incorporation or by-laws, any material indenture as the case may be, or any material agreement to which the Servicer is a party or by which it or any of its property is bound or result in the creation or imposition of any Lien upon any of the Servicer’s properties pursuant to the terms of any such agreement (other than any Lien that may be granted under the Basic Documents or any Lien created pursuant to Section 1231 of the Securitization Act); or violate any existing law or any existing order, rule or regulation applicable to the Servicer of any Governmental Authority having jurisdiction over the Servicer or its properties.

(f)  Approvals. No approval, authorization, consent, order or other action of, or filing with, any Governmental Authority is required under any applicable law, rule or regulation in connection with the execution and delivery by the Servicer of this Agreement or the Intercreditor Agreement, the performance by the Servicer of the transactions contemplated hereby or thereby or the fulfillment by the Servicer of the terms of the Agreement or the Intercreditor Agreement, except those that have been obtained or made or that are required by this Agreement to be made in the future by the Servicer, including the Issuance Advice Letter, filings with the LPSC for adjusting Storm Recovery Charges and allocation of storm recovery charge adjustments pursuant to Section 4.01 and filings with the Louisiana Filing Officer under the Securitization Act and the Louisiana UCC.

(g)  No Proceedings. Except as disclosed by the Servicer on Schedule A hereto, there are no Proceedings pending or, to the Servicer’s knowledge, threatened before any

Governmental Authority having jurisdiction over the Servicer or its properties involving or relating to the Servicer or the Issuer or, to the Servicer’s knowledge, any other Person:

(i)  asserting the invalidity of this Agreement or any of the other Basic Documents;

(ii)  seeking to prevent the issuance of the Storm Recovery Bonds or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents;

(iii)  seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability against the Servicer of, this Agreement, any of the other Basic Documents or the Storm Recovery Bonds;

(iv)  relating to the Servicer and which might materially and adversely affect the U.S. federal income tax or State income, gross receipts or franchise tax attributes of the Storm Recovery Bonds; or

(v)  seeking to prevent the issuance of the Storm Recovery Bonds or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents.

(h)  Reports and Certificates. Each report and certificate delivered in connection with any filing made with the LPSC by the Servicer on behalf of the Issuer with respect to Storm Recovery Charges, Storm Recovery Charge Adjustments or allocation of storm recovery charges among Customer Classes will constitute a representation and warranty by the Servicer that such report or certificate, as the case may be, is true and correct in all material respects; provided, however, that to the extent any such report or certificate is based in part upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the Servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are reasonable based upon historical performance and the facts known to the Servicer on the date such report or certificate is delivered.

Section 6.02. Indemnities of the Servicer; Release of Claims.

(a)  THE SERVICER SHALL BE LIABLE IN ACCORDANCE HEREWITH ONLY TO THE EXTENT OF THE OBLIGATIONS SPECIFICALLY UNDERTAKEN BY THE SERVICER UNDER THIS AGREEMENT.

(b)  THE SERVICER SHALL INDEMNIFY THE ISSUER, THE INDENTURE TRUSTEE (FOR ITSELF AND ON BEHALF OF THE STORM RECOVERY BONDHOLDERS) AND THE INDEPENDENT MANAGERS AND EACH OF THEIR RESPECTIVE TRUSTEES, MEMBERS, MANAGERS, OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FOR, AND DEFEND AND HOLD HARMLESS EACH SUCH PERSON FROM AND AGAINST, ANY

AND ALL LOSSES THAT MAY BE IMPOSED UPON, INCURRED BY OR ASSERTED AGAINST ANY SUCH PERSON AS A RESULT OF:

(i)  THE SERVICER’S WILLFUL MISCONDUCT, BAD FAITH OR GROSS NEGLIGENCE IN THE PERFORMANCE OF ITS DUTIES OR OBSERVANCE OF ITS COVENANTS UNDER THIS AGREEMENT OR THE SERVICER’S RECKLESS DISREGARD OF ITS OBLIGATIONS AND DUTIES UNDER THIS AGREEMENT OR THE INTERCREDITOR AGREEMENT;

(ii)  THE SERVICER’S BREACH OF ANY OF ITS REPRESENTATIONS OR WARRANTIES IN THIS AGREEMENT OR THE INTERCREDITOR AGREEMENT; OR

(iii)  LITIGATION AND RELATED EXPENSES RELATING TO SERVICER’S STATUS AND OBLIGATIONS AS SERVICER (OTHER THAN ANY PROCEEDINGS THE SERVICER IS REQUIRED TO INSTITUTE UNDER THIS AGREEMENT);

PROVIDED, HOWEVER, THAT THE SERVICER SHALL NOT BE LIABLE FOR ANY LOSSES RESULTING FROM THE BAD FAITH, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF ANY PERSON INDEMNIFIED PURSUANT TO THIS SECTION 6.02 (EACH, AN “INDEMNIFIED PERSON”) OR RESULTING FROM A BREACH OF A REPRESENTATION OR WARRANTY MADE BY SUCH INDEMNIFIED PERSON TO THE SERVICER IN ANY BASIC DOCUMENT THAT GIVES RISE TO THE SERVICER’S BREACH.

(c)  PROMPTLY AFTER RECEIPT BY AN INDEMNIFIED PERSON OF WRITTEN NOTICE OF ITS INVOLVEMENT IN ANY ACTION, PROCEEDING OR INVESTIGATION, SUCH INDEMNIFIED PERSON SHALL, IF A CLAIM FOR INDEMNIFICATION IN RESPECT THEREOF IS TO BE MADE AGAINST THE SERVICER UNDER THIS SECTION 6.02, NOTIFY THE SERVICER IN WRITING OF SUCH INVOLVEMENT. FAILURE BY AN INDEMNIFIED PERSON TO SO NOTIFY THE SERVICER SHALL RELIEVE THE SERVICER FROM THE OBLIGATION TO INDEMNIFY AND HOLD HARMLESS SUCH INDEMNIFIED PERSON UNDER THIS SECTION 6.02 ONLY TO THE EXTENT THAT THE SERVICER SUFFERS ACTUAL PREJUDICE AS DETERMINED BY A COURT OF COMPETENT JURISDICTION AS A RESULT OF SUCH FAILURE. WITH RESPECT TO ANY ACTION, PROCEEDING OR INVESTIGATION BROUGHT BY A THIRD PARTY FOR WHICH INDEMNIFICATION MAY BE SOUGHT BY AN INDEMNIFIED PERSON UNDER THIS SECTION 6.02, THE SERVICER SHALL BE ENTITLED TO ASSUME THE DEFENSE OF ANY SUCH ACTION, PROCEEDING OR INVESTIGATION UNLESS (X) SUCH ACTION, PROCEEDING OR INVESTIGATION EXPOSES THE INDEMNIFIED PERSON TO A RISK OF CRIMINAL LIABILITY OR FORFEITURE, (Y) THE SERVICER AND SUCH INDEMNIFIED PERSON HAVE A CONFLICT OF INTEREST IN THEIR

RESPECTIVE DEFENSES OF SUCH ACTION, PROCEEDING OR INVESTIGATION OR (Z) THERE EXISTS AT THE TIME THE SERVICER WOULD ASSUME SUCH DEFENSE AN ONGOING SERVICER DEFAULT. UPON ASSUMPTION BY THE SERVICER OF THE DEFENSE OF ANY SUCH ACTION, PROCEEDING OR INVESTIGATION, THE INDEMNIFIED PERSON SHALL HAVE THE RIGHT TO PARTICIPATE IN SUCH ACTION OR PROCEEDING AND TO RETAIN ITS OWN COUNSEL (INCLUDING LOCAL COUNSEL), AND THE SERVICER SHALL BEAR THE REASONABLE FEES, COSTS AND EXPENSES OF SUCH SEPARATE COUNSEL. THE INDEMNIFIED PERSON SHALL NOT SETTLE OR COMPROMISE OR CONSENT TO THE ENTRY OF ANY JUDGMENT WITH RESPECT TO ANY PENDING OR THREATENED CLAIM, ACTION, SUIT OR PROCEEDING IN RESPECT OF WHICH INDEMNIFICATION MAY BE SOUGHT UNDER THIS SECTION 6.02 (WHETHER OR NOT THE SERVICER IS AN ACTUAL OR POTENTIAL PARTY TO SUCH CLAIM OR ACTION) UNLESS THE SERVICER AGREES IN WRITING TO SUCH SETTLEMENT, COMPROMISE OR CONSENT AND SUCH SETTLEMENT, COMPROMISE OR CONSENT INCLUDES AN UNCONDITIONAL RELEASE OF THE SERVICER FROM ALL LIABILITY ARISING OUT OF SUCH CLAIM, ACTION, SUIT OR PROCEEDING.

(d)  THE SERVICER SHALL INDEMNIFY THE INDENTURE TRUSTEE AND ITS RESPECTIVE TRUSTEES, OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FOR, AND DEFEND AND HOLD HARMLESS EACH SUCH PERSON FROM AND AGAINST, ANY AND ALL LOSSES THAT MAY BE IMPOSED UPON, INCURRED BY OR ASSERTED AGAINST ANY SUCH PERSON AS A RESULT OF THE ACCEPTANCE OR PERFORMANCE OF THE TRUSTS AND DUTIES CONTAINED HEREIN AND IN THE INDENTURE, EXCEPT TO THE EXTENT THAT ANY SUCH LOSS (I) SHALL BE DUE TO THE WILLFUL MISCONDUCT, BAD FAITH OR GROSS NEGLIGENCE OF THE INDENTURE TRUSTEE OR (II) SHALL ARISE FROM THE INDENTURE TRUSTEE’S BREACH OF ANY OF ITS REPRESENTATIONS OR WARRANTIES SET FORTH IN THE INDENTURE; PROVIDED, HOWEVER, THAT THE FOREGOING INDEMNITY IS EXTENDED TO THE INDENTURE TRUSTEE SOLELY IN ITS INDIVIDUAL CAPACITY WHEN ACTING AS INDENTURE TRUSTEE AND NOT FOR THE BENEFIT OF THE STORM RECOVERY BONDHOLDERS OR ANY OTHER PERSON. SUCH AMOUNTS WITH RESPECT TO THE INDENTURE TRUSTEE SHALL BE DEPOSITED AND DISTRIBUTED IN ACCORDANCE WITH THE INDENTURE.

(e)  THE SERVICER’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 6.02(b) AND (d) FOR EVENTS OCCURRING PRIOR TO THE REMOVAL OR RESIGNATION OF THE INDENTURE TRUSTEE OR ANY INDEPENDENT MANAGER OR THE TERMINATION OF THIS AGREEMENT SHALL SURVIVE THE RESIGNATION OR REMOVAL OF THE INDENTURE TRUSTEE, ANY INDEPENDENT MANAGER OR THE TERMINATION OF THIS AGREEMENT AND SHALL INCLUDE REASONABLE COSTS, FEES AND EXPENSES OF INVESTIGATION AND LITIGATION (INCLUDING THE

ISSUER’S AND THE INDENTURE TRUSTEE’S REASONABLE ATTORNEYS’ FEES AND EXPENSES, INCLUDING THE FEES, EXPENSES AND COSTS INCURRED IN CONNECTION WITH ANY ACTION, CLAIM OR SUIT BROUGHT TO ENFORCE THE INDEMNIFICATION OBLIGATIONS OF THE SERVICER HEREUNDER). INDEMNIFICATION UNDER THIS SECTION 6.02 SHALL SURVIVE ANY REPEAL OF, MODIFICATION OF, OR SUPPLEMENT TO, OR JUDICIAL INVALIDATION OF, THE SECURITIZATION ACT OR ANY FINANCING ORDER.

(f)  EXCEPT TO THE EXTENT EXPRESSLY PROVIDED FOR IN THIS AGREEMENT, THE SALE AGREEMENT OR THE OTHER BASIC DOCUMENTS (INCLUDING THE SERVICER’S CLAIMS WITH RESPECT TO THE SERVICING FEES AND EXPENSES REIMBURSEMENT AND THE SELLER’S CLAIM FOR PAYMENT OF THE PURCHASE PRICE OF STORM RECOVERY PROPERTY), THE SERVICER HEREBY RELEASES AND DISCHARGES THE ISSUER (INCLUDING ITS MEMBERS, MANAGERS, EMPLOYEES AND AGENTS, IF ANY), THE INDEPENDENT MANAGERS, AND THE INDENTURE TRUSTEE (INCLUDING ITS RESPECTIVE OFFICERS, DIRECTORS AND AGENTS) (COLLECTIVELY, THE “RELEASED PARTIES”) FROM ANY AND ALL CLAIMS WHATSOEVER, WHICH THE SERVICER, IN ITS CAPACITY AS SERVICER OR OTHERWISE, SHALL OR MAY HAVE AGAINST ANY SUCH PERSON RELATING TO THE STORM RECOVERY PROPERTY OR THE SERVICER’S ACTIVITIES WITH RESPECT THERETO OTHER THAN ANY ACTIONS, CLAIMS AND DEMANDS ARISING OUT OF THE WILLFUL MISCONDUCT, BAD FAITH OR GROSS NEGLIGENCE OF THE RELEASED PARTIES.

(g)  THE SERVICER AND THE ISSUER HEREBY ACKNOWLEDGE THAT, NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE INDENTURE TRUSTEE IS A THIRD-PARTY BENEFICIARY OF THIS SECTION 6.02 AND IS ENTITLED TO THE BENEFITS OF THE INDEMNITY FROM THE SERVICER CONTAINED HEREIN AND TO BRING ANY ACTION TO ENFORCE SUCH INDEMNIFICATION DIRECTLY AGAINST THE SERVICER.

(h)  THE SERVICER SHALL INDEMNIFY THE LPSC (FOR THE BENEFIT OF CUSTOMERS) FOR, AND DEFEND AND HOLD HARMLESS EACH SUCH PERSON FROM AND AGAINST, ANY AND ALL LOSSES THAT MAY BE IMPOSED UPON, INCURRED BY OR ASSERTED AGAINST ANY SUCH PERSON AS A RESULT OF ANY INCREASE IN THE SERVICING FEE THAT BECOMES PAYABLE PURSUANT TO SECTION 6.07(b) OF THIS AGREEMENT AS A RESULT OF A SERVICER DEFAULT RESULTING FROM THE SERVICER’S MISCONDUCT, NEGLIGENCE IN PERFORMANCE OF ITS DUTIES OR OBSERVANCE OF ITS COVENANTS UNDER THIS AGREEMENT OR TERMINATION FOR CAUSE OF SWEPCO OR AN AFFILIATE SERVICER. THE INDEMNIFICATION OBLIGATION SET FORTH IN THIS PARAGRAPH MAY BE ENFORCED BY THE LPSC BUT IS NOT ENFORCEABLE BY ANY

THIRD-PARTY COLLECTOR OR ANY CUSTOMER. ANY INDEMNITY PAYMENTS UNDER THIS PARAGRAPH FOR THE BENEFIT OF CUSTOMERS SHALL BE REMITTED TO THE INDENTURE TRUSTEE PROMPTLY FOR DEPOSIT INTO THE COLLECTION ACCOUNT.

Section 6.03. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. Any Person:

(a)  into which the Servicer may be merged, converted or consolidated and which succeeds to all or substantially all of the electric transmission and distribution business of the Servicer in the State of Louisiana (or, if the transmission and distribution business is split, any Person which the LPSC designates in connection with an order relating to such split),

(b)  which results from the division of the Servicer into two or more Persons and which succeeds to all or substantially all of the electric transmission and distribution business of the Servicer in the State of Louisiana (or, if the transmission and distribution business is split, any Person which the LPSC designates in connection with an order relating to such split),

(c)  which may result from any merger, conversion or consolidation to which the Servicer shall be a party and which succeeds to all or substantially all of the electric transmission and distribution business of the Servicer in the State of Louisiana (or, if the transmission and distribution business is split, any Person which the LPSC designates in connection with an order relating to such split),

(d)  which may purchase or otherwise succeed to the properties and assets of the Servicer in the State of Louisiana substantially as a whole and which purchases or otherwise succeeds to all or substantially all of the electric transmission and distribution business of the Servicer in the State of Louisiana (or, if the transmission and distribution business is split, any Person which the LPSC designates in connection with an order relating to such split), or

(e)  which may otherwise purchase or succeed to all or substantially all of the electric transmission and distribution business of the Servicer (or, if the transmission and distribution business is split, any Person which the LPSC designates in connection with an order relating to such split), which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement and undertake to collect, account and remit amounts in respect of the Storm Recovery Charges from Customers for the benefit and account of the Issuer (or its financing party), shall be the successor to the Servicer under this Agreement without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that:

(i)  immediately after giving effect to such transaction, the representations and warranties made pursuant to Section 6.01 shall be true and correct in all material respects and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default, shall have occurred and be continuing;

(ii)  the Servicer shall have delivered to the Issuer, the Rating Agencies, and the Indenture Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conversion, division or succession and such agreement of assumption comply with this Section 6.03 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with;

(iii)  the Servicer shall have delivered to the Issuer, the Rating Agencies and the Indenture Trustee an Opinion of Counsel either

(A)  stating that, in the opinion of such counsel, all filings to be made by the Servicer, including filings with the LPSC pursuant to the Securitization Act and the Louisiana UCC, that are necessary fully to preserve and protect the interests of each of the Issuer and the Indenture Trustee in the Storm Recovery Property have been executed (if applicable) and filed, and reciting the details of such filings, or

(B)  stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interests;

(iv)  the Rating Agencies shall have received prior written notice of such transaction and, if such Person is not an Affiliate of SWEPCO, the Rating Agency Condition shall be satisfied; and

(v)  the Servicer shall have delivered to the Issuer, the Indenture Trustee and the Rating Agencies an opinion of independent tax counsel (as selected by, and in form and substance satisfactory to, the Servicer, and which may be based on a ruling from the Internal Revenue Service) to the effect that, for U.S. federal income tax purposes, such transaction will not result in a material adverse U.S. federal income tax consequence to the Issuer or the Storm Recovery Bondholders.

The Servicer shall not consummate any transaction referred to in clauses (a), (b), (c), (d) or (e) above except upon execution of the above-described agreement of assumption and compliance with clauses (i), (ii), (iii), (iv) and (v) above. When any Person acquires the properties and assets in the State of Louisiana of the Servicer substantially as a whole or otherwise becomes the successor to the Servicer in accordance with the terms of this Section 6.03, then upon the satisfaction of all of the other conditions of this Section 6.03, the Servicer shall automatically and without further notice be released from its obligations hereunder.

Section 6.04.  Assignment of the Servicer’s Obligations. The Servicer will not voluntarily assign or outsource its obligations hereunder except (a) as required by the Intercreditor Agreement or (b) with the LPSC’s prior approval and upon a demonstration that the costs under an alternative arrangement will be no more than if the Servicer continued to perform such services itself, or the assignment or outsourcing is to another Affiliate that will provide such services at the same or lower cost than if the Servicer continued to perform such services itself, or the assignment or outsourcing is to a successor entity to the Servicer as the result of a merger or other restructuring that assumes the Servicer’s responsibilities as the servicer and administrator.

Section 6.05. Limitation on Liability of the Servicer and Others. Neither the Servicer nor any of the directors, managers, officers, employees or agents of the Servicer shall be liable to the Issuer, its managers, the Storm Recovery Bondholders, the Indenture Trustee or any other Person, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of its duties under this Agreement. The Servicer and any director, manager or officer or employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

Except as provided in this Agreement (including but not limited to Sections 5.02(c) and 5.02(d) of this Agreement), the Servicer shall not be under any obligation to appear in, prosecute or defend any Proceeding that is not directly related to one of the Servicer’s enumerated duties in this Agreement or related to its obligation to pay indemnification, and that in its reasonable opinion may cause it to incur any expense or liability; provided, however, that the Servicer may, in respect of any Proceeding, undertake any reasonable action that is not specifically identified in this Agreement as a duty of the Servicer but that the Servicer may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Storm Recovery Bondholders under this Agreement. The Servicer’s costs and expenses incurred in connection with any such Proceeding shall be payable from the Collection Account as an Operating Expense (and shall not be deemed to constitute a portion of the Servicing Fee) in accordance with Section 8.02 of the Indenture. The Servicer’s obligations pursuant to this Section 6.05 shall survive and continue notwithstanding the fact that the payment of Operating Expenses pursuant to the Indenture may be delayed (it being understood that the Servicer may be required initially to advance its own funds to satisfy its obligations hereunder).

Section 6.06. SWEPCO not to Resign as Servicer. Subject to the provisions of Sections 6.03 and 6.04, SWEPCO shall not resign from the obligations and duties imposed on it as Servicer under this Agreement unless the Servicer delivers to the Issuer, the Indenture Trustee, the LPSC and each Rating Agency written notice of such resignation and, concurrently therewith or promptly thereafter, an opinion of Independent legal counsel that SWEPCO’s performance of its duties under this Agreement shall no longer be permissible under applicable law. No such resignation shall become effective until a Successor Servicer shall have assumed the obligations and duties hereunder of the Servicer in accordance with Section 7.04.

Section 6.07. Servicing Fee. The Issuer agrees to pay the Servicer on each Payment Date, solely to the extent amounts are available therefor in accordance with the Indenture, half of the Servicing Fee with respect to the Storm Recovery Bonds. Any portion of the Servicing Fee not payable on any such date shall be added to the Servicing Fee payable on the subsequent Payment Date.

(a)  For so long as:

(i)  SWEPCO or one of its Affiliates is the Servicer,

(ii)  a successor to SWEPCO or one of its Affiliates is the Servicer due to the operation of the provisions of Section 6.03, or

(iii)  any Person is the Successor Servicer hereunder pursuant to the provisions of Section 6.03 if the predecessor Servicer was SWEPCO or one of its Affiliates,

in each case the amount of the Servicing Fee paid to the Servicer annually shall equal 0.10% of the Storm Recovery Bond Balance as of the Closing Date.

(b)  In the event that a Successor Servicer not an Affiliate of SWEPCO is appointed in accordance with Section 7.04, the amount of Servicing Fee paid to the Servicer annually shall be agreed upon by the Successor Servicer and the Indenture Trustee and shall, in accordance with the Financing Order, be an amount reasonably necessary to pay, in order to engage a utility or other qualified unrelated third party to undertake such duties as Servicer, whether or not it has any other commercial relationship to the Customers to whom the Storm Recovery Charges must be billed, but shall in no event exceed 0.60% of the Storm Recovery Bond Balance on the Closing Date unless the Servicer, the Issuer or the Indenture Trustee demonstrates to the LPSC that a higher Servicing Fee must be paid in order to obtain the services based on the prevailing market conditions at that time and the LPSC approves such higher Servicing Fee. The foregoing fees set forth in Section 6.07(a) and this Section 6.07(b) constitute a fair and reasonable price for the obligations to be performed by the Servicer. The Servicer shall have indemnification obligations for an increased Servicing Fee under certain circumstances, in accordance with Section 6.02(h).

(c)  The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates, will be paid solely to the extent funds are available. The Servicing Fee will be paid prior to the payment of or provision for any amounts in respect of interest on and principal of the Storm Recovery Bonds.

Section 6.08. Compliance with Applicable Law. The Servicer covenants and agrees, in servicing the Storm Recovery Property, to comply in all material respects with all laws applicable to, and binding upon, the Servicer and relating to such Storm Recovery Property the noncompliance with which would have a material adverse effect on the value of the Storm Recovery Property; provided, however, that the foregoing is not intended to, and shall not, impose any liability on the Servicer for noncompliance with any Requirement of Law that the Servicer is contesting in good faith in accordance with its customary standards and procedures. It is expressly acknowledged that the payment of fees to the Rating Agencies shall be at the expense of the Issuer and that, if the Servicer advances such payments to the Rating Agencies, such advancements shall constitute Reimbursable Expenses and the Issuer shall reimburse the Servicer for any such advances.

Section 6.09. Servicer Expenses. Except for Reimbursable Expenses or as otherwise expressly provided elsewhere in this Agreement, the Servicer will not be reimbursed for any expenses incurred by it in connection with its activities hereunder (including taxes imposed on the Servicer and expenses incurred in connection with reports to Storm Recovery Bondholders, and external information technology costs, bank wire fees and internal legal fees related to this Agreement, but excluding any costs and expenses incurred by SWEPCO in its capacity as Administrator). The Servicer is entitled to receive reimbursement by the Issuer for filing and other printing fees as well as for out-of-pocket costs, fees and expenses for external accounting and external legal services and other professional services retained by, and other third-party costs of, the Issuer paid for by the Servicer (or procured by the Servicer on behalf of the Issuer and paid for by the Servicer) to meet the Issuer’s obligations under the Basic Documents, including the Servicer’s items of costs that will be incurred annually to support and service the Storm Recovery Bonds after issuance as provided in the Financing Order (collectively, “Reimbursable Expenses”).

Section 6.10. Appointments. The Servicer may at any time appoint a subservicer or agent to perform all or any portion of its obligations as Servicer hereunder; provided, however, that unless such Person is an Affiliate of SWEPCO, the Rating Agency Condition shall have been satisfied in connection therewith; provided further that the Servicer shall remain obligated and be liable to the Issuer for the servicing and administering of the Storm Recovery Property in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer or agent and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Storm Recovery Property. The fees and expenses of the subservicer or agent shall be as agreed between the Servicer and its subservicer or agent from time to time, and none of the Issuer, the Indenture Trustee or the Storm Recovery Bondholders shall have any responsibility therefor. Any such appointment shall not constitute a Servicer resignation under Section 6.06. In the event any subservicer participates in the “servicing function” within the meaning of Item 1122 of Regulation AB, the Servicer shall be responsible for obtaining from each subservicer and delivering to the Issuer any assessment of compliance and attestation required to be delivered by the Servicer under Section 3.03.

Section 6.11. No Servicer Advances. The Servicer shall not make any advances of interest on or principal of the Storm Recovery Bonds.

Section 6.12. Remittances.

(a)  The Servicer shall remit to the General Subaccount of the Collection Account on each Servicer Business Day (commencing 41 days after the Closing Date), but in no event later than two (2) Servicer Business Days following the Servicer Business Day after such collections are estimated to have been received, the daily collections of previously billed Storm Recovery Charges estimated to have been received by the Servicer from or on behalf of Customers on such Servicer Business Day, using a weighted average balance of days outstanding on retail bills and prior years’ write-off experience (the “Daily Remittance”), all in accordance with the procedures provided in Annex 1.

(b)  Prior to (or concurrently with) each remittance to the General Subaccount of the Collection Account pursuant to this Section 6.12, the Servicer shall provide written notice (which may be via electronic means, including electronic mail) to the Indenture Trustee and, upon request, to the Issuer of each such remittance (including the exact dollar amount to be remitted). The Servicer shall also, promptly upon receipt, remit to the Collection Account any other proceeds of the Trust Estate that it may receive from time to time. Reconciliations of bank statements shall be as set forth in Exhibit A.

(c)  The Servicer agrees and acknowledges that it holds all Storm Recovery Charge payments collected by it and any other proceeds for the Trust Estate received by it for the benefit of the Indenture Trustee and the Holders and that all such amounts will be remitted by the Servicer in accordance with this Section 6.12 without any surcharge, fee, offset, charge or other deduction, except (i) as set forth in clause (d) below and (ii) as permitted by Sections 6.07 and 6.09. The Servicer further agrees not to make any claim to reduce its obligation to remit all Storm Recovery Charge payments collected by it in accordance with this Agreement, except (i) as set forth in clause (d) below and (ii) as permitted by Sections 6.07 and 6.09.

(d)  On or before the 25th calendar day of each month (or if such day is not a Servicer Business Day, on the immediately succeeding Servicer Business Day), beginning with January 25, 2025, the Servicer shall, in the Monthly Servicer’s Certificate, calculate the amount of any Remittance Shortfall or Excess Remittance for the Collection Period corresponding to the immediately preceding calendar month, and (i) if a Remittance Shortfall exists, the Servicer shall make a supplemental remittance, in the amount of the Remittance Shortfall, to the General Subaccount of the Collection Account within five (5) Servicer Business Days after the delivery of the applicable Monthly Servicer’s Certificate, or (ii) if an Excess Remittance exists, the Servicer shall be entitled either (A) to reduce the amount of each Daily Remittance which the Servicer subsequently remits to the General Subaccount of the Collection Account for application to the amount of such Excess Remittance until the balance of such Excess Remittance has been reduced to zero, with the amount of such reduction becoming the property of the Servicer or (B) so long as such withdrawal would not cause the amounts on deposit in the General Subaccount or the Excess Funds Subaccount to be insufficient for the payment of the next installment of interest on the Storm Recovery Bonds or principal due at maturity on the next Payment Date or upon acceleration on or before the next Payment Date, to be paid immediately from the General Subaccount or Excess Funds Subaccount the amount of such Excess Remittance, with such payment becoming the property of the Servicer. If there is a Remittance Shortfall, the amount which the Servicer remits to the General Subaccount of the Collection Account on the relevant date set forth above shall be increased by the amount of such Remittance Shortfall, such increase coming from the Servicer’s own funds.

(e)  Unless otherwise directed to do so by the Issuer, the Servicer shall be responsible for selecting Eligible Investments in which the funds in the Collection Account shall be invested pursuant to Section 8.03 of the Indenture.

Section 6.13. Protection of Title. The Servicer shall execute and file all filings, including filings with the Louisiana Filing Officer pursuant to the Securitization Act and the Louisiana UCC, and cause to be executed and filed all filings, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interests of the Issuer and the Indenture Trustee in the Storm Recovery Property, including all filings required under the Securitization Act and the Louisiana UCC relating to the transfer of the ownership or security interest in the Storm Recovery Property by the Seller to the Issuer or the security interest granted by the Issuer to the Indenture Trustee (for the benefit of Storm Recovery Bondholders) in the Storm Recovery Property. The Servicer shall deliver (or cause to be delivered) to the Issuer and the

Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

Section 6.14. Maintenance of Operations. To the extent that any interest in the Storm Recovery Property is assigned, sold, or transferred to an assignee, SWEPCO agrees to use commercially reasonable efforts to continue to operate its electric transmission and distribution system in the State of Louisiana in order to provide electric services to SWEPCO’s Customers in the State of Louisiana; and, further, SWEPCO will undertake to use commercially reasonable efforts to collect, account for and remit amounts in respect of the Storm Recovery Charges for the benefit of such assignee (or its financing party); provided, however, that this provision shall not prohibit SWEPCO from selling, assigning, or otherwise divesting its electric transmission and distribution systems in the State of Louisiana or any part thereof so long as the entity or entities acquiring such system agree to continue operating the facilities to provide electric service to SWEPCO’s LPSC’s jurisdictional Customers.

ARTICLE VII

SERVICER DEFAULT

Section 7.01. Servicer Default. If any one or more of the following events (a “Servicer Default”) occurs and is continuing:

(a)  any failure by the Servicer to remit to the Collection Account, on behalf of the Issuer, any required remittance by the date that such remittance must be made that continues unremedied for a period of five (5) Servicer Business Days after the date on which written notice thereof shall have been given to the Servicer and the LPSC by the Issuer or the Indenture Trustee or after discovery of such failure by a Responsible Officer of the Servicer;

(b)  any failure by the Servicer to duly observe or perform in any material respect any other covenant or agreement of the Servicer set forth in this Agreement (other than as provided in Section 7.01(a) or (c)) or any other Basic Document to which it is a party in such capacity, which failure

(i)  materially and adversely affects the Storm Recovery Property or the timely collection of the Storm Recovery Charges or the rights of the Storm Recovery Bondholders, and

(ii)  continues unremedied for a period of 60 days after the date on which written notice thereof shall have been given to the Servicer by the Indenture Trustee (acting at the written direction of the Majority Holders), the LPSC (with a copy to the Indenture Trustee) or the Issuer or after discovery of such failure by a Servicer Responsible Officer, as the case may be;

(c)  any failure in any material respect by the Servicer duly to perform its obligations under Section 4.01(b) of this Agreement in the time and manner set forth therein, which failure continues unremedied for a period of five (5) Servicer Business Days;

(d)  any representation or warranty made by the Servicer in this Agreement or any other Basic Document proves to have been incorrect in any material respect when made, which has a material adverse effect on the Issuer or the Storm Recovery Bondholders, and which material adverse effect continues unremedied for a period of 60 days after the date on which written notice thereof shall have been given to the Servicer by the Issuer (with a copy to the Indenture Trustee) or the Indenture Trustee (acting at the written direction of the Majority Holders) or after discovery of such failure by a Servicer Responsible Officer, as the case may be; or

(e)  an Insolvency Event occurs with respect to the Servicer;

then, so long as the Servicer Default shall not have been remedied, the Indenture Trustee shall upon the written instruction of the Majority Holders and with the Issuer’s prior written consent (which shall not be unreasonably withheld), terminate all the rights and obligations (other than the indemnification obligations set forth in Section 6.02 hereof and the obligation under Section 7.04 to continue performing its functions as Servicer until a Successor Servicer is appointed) of the Servicer under this Agreement by notice then given in writing to the Servicer (a “Termination Notice”). The appointment of any Successor Servicer shall be subject to the terms and provisions of the Intercreditor Agreement.

In addition, upon a Servicer Default, the Storm Recovery Bondholders and the Indenture Trustee (acting at the written direction of the Majority Holders) shall be entitled to (i) apply to the 19th Judicial District Court for the Parish of East Baton Rouge, Louisiana, for sequestration and payment to the Indenture Trustee of revenues arising with respect to the Storm Recovery Property, (ii) foreclose on or otherwise enforce the Lien on and security interests in the Storm Recovery Property and (iii) apply to the LPSC for an order that amounts arising from the Storm Recovery Charges be transferred to a separate account for the benefit of the Storm Recovery Bondholders, in accordance with the Securitization Act.

On or after the receipt by the Servicer of a Termination Notice, all authority and power of the Servicer under this Agreement, whether with respect to the Storm Recovery Property, the related Storm Recovery Charges or otherwise, shall, upon appointment of a Successor Servicer pursuant to Section 7.04, without further action, pass to and be vested in such Successor Servicer and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Termination Notice, whether to complete the transfer of the Storm Recovery Property Documentation and related documents, or otherwise. The predecessor Servicer shall cooperate with the Successor Servicer, the Indenture Trustee and the Issuer in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the Successor Servicer for administration by it of all Storm Recovery Property Documentation and cash amounts that shall at the time be held by the predecessor Servicer for remittance, or shall thereafter be received by it with respect to the Storm Recovery Property or the related Storm Recovery Charges. As soon as practicable after receipt by the Servicer of such Termination Notice, the Servicer shall deliver the Storm Recovery Property Documentation to the Successor Servicer. If a Successor Servicer is appointed as a result of a Servicer Default, all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with transferring the Storm Recovery Property Documentation to the Successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Otherwise, all costs and expenses (including attorneys’ fees and expenses) incurred in connection with transferring the Storm Recovery Property Documentation to the Successor Servicer and amending this Agreement to reflect the succession as Servicer other than pursuant to this Section shall be paid by the party incurring such costs and expenses. Termination of SWEPCO’s rights as a Servicer shall not terminate SWEPCO’s rights or obligations in its individual capacity under the Sale Agreement (except rights thereunder deriving from its rights as the Servicer hereunder).

Section 7.02. Notice of Servicer Default. The Servicer shall deliver to the Issuer, to the Indenture Trustee, to the LPSC, and to each Rating Agency promptly after a Servicer Responsible Officer having obtained actual knowledge thereof, but in no event later than five (5) Servicer Business Days thereafter, written notice in an Officers’ Certificate of any event or circumstance which, with the giving of notice or the passage of time, would become a Servicer Default under Section 7.01.

Section 7.03. Waiver of Past Defaults. The Indenture Trustee, acting at the written direction of the Majority Holders, may waive in writing in whole or in part any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required remittances to the Indenture Trustee of SRC Collections from Storm Recovery Property in accordance with Section 6.12 of this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

Section 7.04. Appointment of Successor.

(a)  Upon the Servicer’s receipt of a Termination Notice pursuant to Section 7.01 or the Servicer’s resignation or removal in accordance with the terms of this Agreement, the Servicer shall continue to perform its functions as Servicer under this Agreement and shall be entitled to receive the requisite portion of the Servicing Fee and Reimbursable Expenses, until a Successor Servicer shall have assumed in writing the obligations of the Servicer hereunder as described below. In the event of the Servicer’s removal or resignation hereunder, the Indenture Trustee at the written direction of the Majority Holders shall appoint a Successor Servicer with the Issuer’s prior written consent thereto (which consent shall not be unreasonably withheld), and the Successor Servicer shall accept its appointment by a written assumption in form reasonably acceptable to the Issuer and the Indenture Trustee and provide prompt written notice of such assumption to the Issuer and the Rating Agencies. In no event shall the Indenture Trustee be liable for its appointment of a Successor Servicer appointed at the written direction of the Majority Holders. If, within 30 days after the delivery of the Termination Notice, a new Servicer shall not have been appointed and accepted such appointment, the Indenture Trustee may, or, upon the direction of the Majority Holders, shall, in each case petition the LPSC or a court of competent jurisdiction to appoint a Successor Servicer under this Agreement. For the avoidance of doubt, in no event shall the Indenture Trustee be obligated to act as Successor Servicer. A Person shall qualify as a Successor Servicer only if:

(i)  such Person is permitted under LPSC Regulations to perform the duties of the Servicer pursuant to the Securitization Act, the Financing Order and this Agreement,

(ii)  either (A) the LPSC has approved the appointment of the Successor Servicer or (B) 45 days have lapsed since the LPSC received notice of appointment of the Successor Servicer and the LPSC has neither approved nor disapproved that appointment,

(iii)  the Rating Agency Condition shall have been satisfied, and

(iv)  such Person enters into a servicing agreement with the Issuer having substantially the same provisions as this Agreement.

(b)  Upon appointment, the Successor Servicer shall be the successor in all respects to the predecessor Servicer under this Agreement and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and reimbursement of Reimbursable Expenses and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

(c)  The Successor Servicer may not resign from the obligations and duties imposed on it as Servicer under this Agreement unless the Successor Servicer delivers to the Issuer, the Indenture Trustee, the LPSC and each Rating Agency written notice of such resignation and, concurrently therewith or promptly thereafter, an opinion of Independent legal counsel that the Successor Servicer’s performance of its duties under this Agreement shall no longer be permissible under applicable law. No such resignation shall become effective until a new Successor Servicer shall have assumed the obligations and duties hereunder of the Servicer in accordance with Section 7.04.

Section 7.05. Cooperation with Successor. The predecessor Servicer covenants and agrees with the Issuer that it will, on an ongoing basis, cooperate with the Issuer and Successor Servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the Successor Servicer in performing its obligations hereunder. All reasonable costs and expenses (including reasonable attorney’s fees and expenses) incurred by the predecessor Servicer in connection with this Section 7.05 shall be paid by the Issuer or the Successor Servicer from SRC Collections available under the Indenture, following presentation of reasonable documentation of such costs and expenses.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.01. Amendment.

(a)  This Agreement may be amended from time to time (without the consent of the Indenture Trustee or any of the Storm Recovery Bondholders) by a written amendment duly executed and delivered by each of the Issuer and the Servicer with ten (10) Business Days’ prior written notice given to the Rating Agencies and, in the case of any amendment that increases Ongoing Financing Costs, if the LSPC shall have consented thereto or shall be conclusively deemed to have consented thereto pursuant to Section 8.12, (i) to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Storm Recovery Bondholders; provided, however, that the Issuer and the Indenture Trustee shall receive an Officer’s Certificate from Servicer stating that the execution of such amendment shall not adversely affect in any material respect the interests of any Holder; or (ii) to conform the provisions hereof to the description of this Agreement in the Prospectus.

(b)  In addition, this Agreement may be amended by a written amendment duly executed and delivered by each of the Servicer and the Issuer, with the prior written consent of the Indenture Trustee (acting at the written direction of Servicer) and the satisfaction of the Rating Agency Condition; provided, however, that no amendment that would increase the Ongoing Financing Costs, as defined in the Financing Order, shall be permitted without the prior consent or deemed consent of the LPSC under Section 8.12. Promptly after the execution of any such amendment or consent, the Issuer shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies.

(c)  Notwithstanding Section 8.01(a), Section 8.01(b) or anything to the contrary in this Agreement, the Servicer and the Issuer may amend Annex 1 hereto in writing with prior written notice given to the Indenture Trustee and the Rating Agencies, but without the consent of the Indenture Trustee, any Rating Agency or any Holder, solely to address changes to the Servicer’s method of calculating SRC Collections as a result of changes to the Servicer’s current computerized Customer information system, including changes which would replace the remittances contemplated by the estimation procedures set forth in Annex I with remittances of SRC Collections determined to have been actually received, or to address the manner or presenting Storm Recovery Charges on Bills of Customers; provided that any such amendment shall not have a material adverse effect on the Holders of then Outstanding Storm Recovery Bonds.

(d)  Prior to the execution of any amendment to this Agreement, the Issuer and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and all conditions precedent, if any, provided for in this Agreement relating to such amendment have been satisfied upon the Opinion of Counsel referred to in Section 3.01. The Issuer and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects their own rights, duties or immunities under this Agreement or otherwise.

Section 8.02.  Notices. All demands, notices and communications upon or to the Servicer, the Issuer, the LPSC, the Indenture Trustee or the Rating Agencies under this Agreement shall be in writing, delivered personally, via electronic transmission, by reputable overnight courier or by certified mail, return-receipt requested, and shall be deemed to have been duly given upon receipt:

(a)  in the case of the Servicer, to Southwestern Electric Power Company, 1 Riverside Plaza, Columbus, Ohio 43215, Attention: Treasurer, Email: Treasury_Operations_AEP@aep.com;

(b)  in the case of the Issuer, to SWEPCO Storm Recovery Funding LLC, 428 Travis Street, Shreveport, Louisiana 71101, Attention: VP Regulatory & Finance, Email: Treasury_Operations_AEP@aep.com;

(c)  in the case of the Indenture Trustee, to its Corporate Trust Office;

(d)  in the case of Moody’s, to Moody’s Investors Service, Inc., ABS/RMBS Monitoring Department, 25th Floor, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, Email: ServicerReports@moodys.com (all such notices to be delivered to Moody’s in writing by email), and solely for purposes of Rating Agency Condition communications: abscormonitoring@moodys.com;

(e)  in the case of S&P, to Standard & Poor’s Ratings Group, Inc., Structured Credit Surveillance, 55 Water Street, New York, New York 10041, Telephone: (212) 438-8991, Email: servicer_reports@spglobal.com (all such notices to be delivered to S&P in writing by email); and

(f)  in the case of the LPSC, to Galvez Building, 12th Floor, 602 North Fifth Street, Baton Rouge, Louisiana 70802, Attention: Executive Secretary;

or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

Section 8.03. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.03 and 6.04 and as provided in the provisions of this Agreement concerning the resignation or termination of the Servicer, this Agreement may not be assigned by the Servicer. Any purported assignment not in compliance with this Agreement shall be void.

Section 8.04. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Servicer, the Issuer and, to the extent provided herein or in the other Basic Documents, Customers and the other Persons expressly referred to herein and the Indenture Trustee, on behalf of itself and the Storm Recovery Bondholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Storm Recovery Property and other amounts in Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein. Notwithstanding anything to the contrary contained herein, for the avoidance of doubt, any right, remedy or claim to which any Customer may be entitled pursuant to the Financing Order and this Agreement may be asserted or exercised only by the LPSC (or by the Attorney General of the State of Louisiana in the name of the LPSC) for the benefit of such Customer.

Section 8.05. Severability. Any provision, or portion thereof, of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such a construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.06. Separate Counterparts; Electronic Signatures. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Each party hereto agrees that this Agreement may be electronically signed, that any digital or electronic signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility, and that delivery of any such electronic signature to, or a signed copy of, this Agrement may be made by facsimile, email or other electronic transmission.

Section 8.07. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 8.08. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF LOUISIANA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 8.09. Pledge to the Indenture Trustee. The Servicer hereby acknowledges and consents to any pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of any Storm Recovery Bondholders of all right, title and interest of the Issuer in, to and under the Storm Recovery Property owned by the Issuer and the proceeds thereof and the pledge of any or all of the Issuer’s rights hereunder to the Indenture Trustee. Notwithstanding such assignment, in no event shall the Indenture Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer, hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which any recourse shall be had solely to the assets of the Issuer subject to the availability of funds therefor under Section 8.02 of the Indenture.

Section 8.10. Nonpetition Covenants. Notwithstanding any prior termination of this Agreement or the Indenture, but subject to a court’s rights to order the sequestration and payment of revenues arising with respect to the Storm Recovery Property pursuant to Section 1229(F) of the Securitization Act, the Servicer shall not, prior to the date which is one (1) year and one (1) day after the termination of the Indenture, petition or otherwise invoke or cause the Issuer to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Issuer under any U.S. federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer for any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer.

Section 8.11. Termination. This Agreement shall terminate when the Retirement of the Storm Recovery Bonds occurs and all related Financing Costs have been paid in full, unless terminated earlier pursuant to the terms of this Agreement.

Section 8.12. LPSC Consent. Except as specifically set forth in Section 7.04, to the extent the consent of the LPSC is required to effect any amendment to or modification of this Agreement or any provision of this Agreement,

(a)  the Servicer may request the consent of the LPSC by delivering to the LPSC’s executive counsel a written request for such consent, which request shall contain:

(i)  a reference to Docket No. U-36174 and a statement as to the expected effect of the amendment on Ongoing Financing Costs;

(ii)  an Officer’s Certificate stating that the proposed amendment or modification has been approved by all relevant parties to this Agreement; and

(iii)  a statement identifying the person to whom the LPSC or its staff is to address its consent to the proposed amendment or modification or otherwise respond to the request;

(b)  The LPSC shall either:

(i)  within 30 days after receiving the request for consent complying with Section 8.12(a) above, provide notice of its consent or its order denying consent to the person specified in Section 8.12(a)(iii) above, or

(ii)  be conclusively deemed, on the 31st day after receiving the request for consent, to have consented to the proposed amendment or modification.

Any amendment or modification requiring the consent of the LPSC as provided in this Section 8.12 shall become effective on the later of (i) the date proposed by the parties to such amendment or modification and (ii) the day the LPSC is conclusively deemed to have consented to the proposed amendment or modification as provided for in Section 8.12(b)(ii).

Following the delivery of a notice to the LPSC by the Servicer under Section 8.12(a), the Servicer and the Issuer shall have the right at any time to withdraw from the LPSC further consideration of any notification of a proposed amendment. Such withdrawal shall be evidenced by the Servicer’s giving prompt written notice thereof to the LPSC, the Issuer and the Indenture Trustee.

Section 8.13. Limitation of Liability. It is expressly understood and agreed by the parties hereto that this Agreement is executed and delivered by the Indenture Trustee, not individually or personally but solely as Indenture Trustee in the exercise of the powers and authority conferred and vested in it, and that the Indenture Trustee, in acting hereunder, is entitled to all rights, benefits, protections, immunities and indemnities accorded to it under the Indenture.

Section 8.14. Rule 17g-5 Compliance. The Servicer agrees that any notice, report, request for satisfaction of the Rating Agency Condition, document or other information provided by the Servicer to any Rating Agency under this Agreement or any other Basic Document to which it is a party for the purpose of determining the initial credit rating of the Storm Recovery Bonds or undertaking credit rating surveillance of the Storm Recovery Bonds with any Rating Agency, or satisfy the Rating Agency Condition, shall be substantially concurrently posted by the Servicer on the 17g-5 Website.

Section 8.15. Indenture Trustee Actions. In acting hereunder, the Indenture Trustee shall have the rights, privileges, protections, indemnities and immunities granted to it under the Indenture.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

SWEPCO STORM RECOVERY FUNDING LLC
as Issuer,

By:
Name:
Title:

SOUTHWESTERN ELECTRIC POWER COMPANY,
as Servicer,

By:
Name:
Title:

Signature Page to

Storm Recovery Property Servicing Agreement

Acknowledged and Accepted:

U.S. Bank Trust Company, National Association, not in its individual capacity but solely as Indenture Trustee on behalf of the Holders of the Storm Recovery Bonds

By:
Name: Matthew M. Smith Title: Vice President

Signature Page to

Storm Recovery Property Servicing Agreement

SCHEDULE A

TO

STORM RECOVERY PROPERTY SERVICING AGREEMENT

None

Schedule A-1

EXHIBIT A

FORM OF MONTHLY SERVICER’S CERTIFICATE

(See attached.)

Exhibit A, Page 1

Remittance Dates

Monthly Servicer’s Certificate

(to be delivered each month pursuant to Section 3.01(b)(i) of the Servicing Agreement)

SWEPCO STORM RECOVERY FUNDING LLC

Southwestern Electric Power Company, as Servicer

Pursuant to the Storm Recovery Property Servicing Agreement dated as of December 18, 2024 (the “Servicing Agreement”) between Southwestern Electric Power Company, as Servicer, and SWEPCO Storm Recovery Funding LLC, as Issuer, the Servicer does hereby certify as follows:

Collection Period:

Remittance Dates:

Customer Class	a. Storm Recovery Charges in Effect	b. Billed SRCs	c. Estimated SRC Collections Received

Total

Collection Period:

Customer Class	d. Estimated SRC Collections Received Total	e. Actual SRC Collections Received	f. Remittance Shortfall for immediately prior Collection Period	g. Excess Remittance for immediately prior Collection Period

Total

h. Daily remittances previously made by the Servicer to the Collection Account in respect of this Collection Period (c):

i. The amount to be remitted by the Servicer to the Collection Account for this Collection Period is (c + f - g):

j. If (i>h), (i-h) equals net amount due from the Servicer to the Collection Account:

k. If (h>i), (h-i) equals net amount due to the Servicer from the Collection Account:

Capitalized terms used herein have their respective meanings set forth in the Servicing Agreement.

In WITNESS HEREOF, the undersigned has duly executed and delivered this Monthly Servicer’s Certificate the ___ day of ______.

SOUTHWESTERN ELECTRIC POWER COMPANY, as Servicer

Name:
Title:

Exhibit A-2

EXHIBIT B

FORM OF SEMI-ANNUAL SERVICER’S CERTIFICATE

Pursuant to Section 4.01(g)(i) of the Storm Recovery Property Servicing Agreement, dated as of December 18, 2024 (the “Servicing Agreement”), between, SOUTHWESTERN ELECTRIC POWER COMPANY, as Servicer, and SWEPCO STORM RECOVERY FUNDING LLC, as Issuer, the Servicer does hereby certify, for the ________, 20__ Payment Date (the “Current Payment Date”), as follows:

Capitalized terms used herein have their respective meanings as set forth in the Indenture (as defined in the Servicing Agreement). References herein to certain sections and subsections are references to the respective sections of the Servicing Agreement or the Indenture, as the context indicates.

 Collection Periods:  ______ to ______

 Payment Date:   _____________

Collections Allocable and Aggregate Amounts Available for the Current Payment Date:

i.	Remittances for the ___ Collection Period	$_________
ii.	Remittances for the ___ Collection Period	$_________
iii.	Remittances for the ___ Collection Period	$_________
iv.	Remittances for the ___ Collection Period	$_________
v.	Remittances for the ___ Collection Period	$_________
vi.	Remittances for the ___ Collection Period	$_________
vii.	Investment Earnings on Collection Account

	viii. Investment Earnings on Capital Subaccount	$_________
	ix. Investment Earnings on Excess Funds Subaccount	$_________
	x. Investment Earnings on General Subaccount	$_________

xi.	General Subaccount Balance (sum of i through x above)	$_________

xii.	Excess Funds Subaccount Balance as of Prior Payment Date	$_________
xiii.	Capital Subaccount Balance as of Prior Payment Date	$_________
xiv.	Collection Account Balance (sum of xii through xiii above)	$_________

Outstanding Amounts of as of Prior Payment Date:

Aggregate Outstanding Amount of all Storm Recovery Bonds:	$	__________

Exhibit B, Page 3

Required Funding/Payments as of Current Payment Date:

Principal					Principal Due

For all Storm Recovery Bonds:	____	%	__________	$__________	$__________

Interest	Interest Rate		Days in Interest Period[1]	Principal Balance	Interest Due

For all Storm Recovery Bonds:	____	%	__________	$__________	$__________

				Required Level	Funding Required

ix. Capital Subaccount				$__________	$__________

Allocation of Remittances as of Current Payment Date Pursuant to 8.02(e) of Indenture

i. Trustee Fees and Expenses; Indemnity Amounts[2]	$_____________
ii. Servicing Fee	$_____________
iii. Administration Fee; Independent Manager Fee	$_____________
iv. Operating Expenses	$_____________
v. Periodic Interest (including any past-due for prior periods)	$_____________

	Aggregate	Per $1000 of Original Principal Amount
	$_____________	$_____________

vi. Principal due to be paid on Final Maturity Date or as a result of an acceleration upon an Event of Default			$___________
	Aggregate	Per $1000 of Original Principal Amount

	$_____________	$_____________
vii. Scheduled Principal (including any past-due for prior periods)			$___________
	Aggregate	Per $1000 of Original Principal Amount

	$_____________	$_____________

[1]	On 30/360 day basis for initial payment date; otherwise use one-half of annual rate.
[2]	Subject to $200,000 cap per annum.

Exhibit B, Page 4

viii. Other unpaid Operating Expenses (including amounts owed to the Indenture Trustee but unpaid due to cap) and any remaining amounts owed pursuant to the Basic Documents	$_____________
ix. Replenishment of Capital Subaccount (to Required Capital Amount)	$_____________

x. Return on Invested Capital released to SWEPCO	$_____________

xi. Deposit to Excess Funds Subaccount	$_____________

xii. Released to Issuer (and credited to Customers) upon Retirement of the Storm Recovery Bonds	$_____________
xiii. Aggregate Remittances as of Current Payment Date	$_____________

Subaccount Withdrawals as of Current Payment Date (if applicable, pursuant to Section 8.02(f) of Indenture):

i.	Excess Funds Subaccount	$____________
ii.	Capital Subaccount	$____________
iii.	Total Withdrawals	$____________

Outstanding Amount and Collection Account Balance as of Current Payment Date (after giving effect to payments to be made on such Payment Date):

Aggregate Outstanding Amount of all Storm Recovery Bonds:	$	_____________

Excess Funds Subaccount Balance	$	_____________
Capital Subaccount Balance	$	_____________
Aggregate Collection Account Balance	$	_____________

Shortfalls in Interest and Principal Payments as of Current Payment Date

i.	Semi-annual Interest Payment	$____________

ii.	Semi-annual Principal Payment	$____________

Shortfalls in Required Subaccount Levels as of Current Payment Date

ii.	Capital Subaccount	$____________

Exhibit B, Page 5

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Semi-Annual Servicer’s Certificate this __ day of __________.

SOUTHWESTERN ELECTRIC POWER COMPANY,
as Servicer

By:
Name:
Title:

Exhibit B, Page 6

EXHIBIT C-1

FORM OF SERVICER’S ANNUAL COMPLIANCE CERTIFICATE

The undersigned hereby certifies that he/she is the duly elected and acting [ ] of SOUTHWESTERN ELECTRIC POWER COMPANY, as servicer (the “Servicer”) under the Storm Recovery Property Servicing Agreement dated as of December 18, 2024 (the “Servicing Agreement”) between the Servicer and SWEPCO STORM RECOVERY FUNDING LLC (the “Issuer”) and further that:

1.  The undersigned is responsible for assessing the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”).

2.  With respect to each of the Servicing Criteria, the undersigned has made the following assessment of the Servicing Criteria in accordance with Item 1122(d) of Regulation AB, with such discussion regarding the performance of such Servicing Criteria during the fiscal year ended December 31, [●], and covered by the Sponsor’s annual report on Form 10-K (such fiscal year, the “Assessment Period”):

Regulation AB Reference	Servicing Criteria	Applicable Servicing Criteria

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Applicable; assessment below.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Not applicable; no servicing activities were outsourced.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for pool assets are maintained.	Not applicable; documents do not provide for a back-up servicer.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	Not applicable; LPSC rules impose credit standards on retail electric providers who handle customer collections and govern performance requirements of utilities.

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information	Applicable

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.	Applicable

Exhibit C-1, Page 1

Regulation AB Reference	Servicing Criteria	Applicable Servicing Criteria

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Applicable

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	Applicable, but no current assessment required; no advances by the Servicer are permitted under the transaction agreements.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	Applicable, but no current assessment is required since transaction accounts are maintained by and in the name of the Indenture Trustee.

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Exchange Act.	Applicable, but no current assessment required; all “custodial accounts” are maintained by the Indenture Trustee.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Not applicable; all transfers made by wire transfer.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	Applicable; assessment below.

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the SEC, are maintained in accordance with the transaction agreements and applicable SEC requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the SEC as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.	Applicable; assessment below.

Exhibit C-1, Page 2

Regulation AB Reference	Servicing Criteria	Applicable Servicing Criteria

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Not applicable; investor records maintained by the Indenture Trustee.

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	Applicable

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Applicable; assessment below.

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	Applicable; assessment below.

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	Applicable; assessment below.

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Not applicable; no removals or substitutions of Storm Recovery Property are contemplated or allowed under the transaction documents.

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.	Applicable; assessment below.

1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	Not applicable; because underlying obligation (Storm Recovery Charge) is not an interest bearing instrument

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	Applicable; assessment below

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	Applicable; limited assessment below. Servicer actions governed by LPSC regulations.

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period pool asset is delinquent in accordance with the transaction agreements. Such records are	Applicable, but does not require assessment since no explicit documentation

Exhibit C-1, Page 3

Regulation AB Reference	Servicing Criteria	Applicable Servicing Criteria
	maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	requirement with respect to delinquent accounts are imposed under the transactional documents due to availability of “true-up” mechanism.

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	Not applicable; Storm Recovery Charges are not interest bearing instruments.

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.	Not Applicable; Servicer does not maintain deposit accounts for obligors.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	Not applicable; Servicer does not make payments on behalf of obligors.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor unless the late payment was due to the obligor’s error or omission.	Not applicable; Servicer cannot make advances of its own funds on behalf of customers under the transaction documents.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.	Not applicable; Servicer cannot make advances of its own funds on behalf of customers to pay principal or interest on the bonds.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Applicable; assessment below.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	Not applicable; no external enhancement is required under the transaction documents.

3.  To the best of the undersigned’s knowledge, based on such review, the Servicer is in compliance in all material respects with the applicable servicing criteria set forth above as of and for the period ending the end of the fiscal year ended December 31, [●], and covered by the

Exhibit C-1, Page 4

Sponsor’s annual report on Form 10-K. [If not true, include description of any material instance of noncompliance.]

4.  A registered independent public accounting firm has issued to us an attestation report in accordance with Section 1122(b) of Regulation AB on its assessment of compliance with the applicable servicing criteria set forth above as of and for the period ending the end of the fiscal year ended December 31, [●], and covered by the Sponsor’s annual report on Form 10-K.

Executed as of this [#] day of [month], [year].

SOUTHWESTERN ELECTRIC POWER COMPANY

By:
Name:
Title:

Exhibit C-1, Page 5

EXHIBIT C-2

FORM OF CERTIFICATE OF COMPLIANCE

The undersigned hereby certifies that he/she is the duly elected and acting [ ] of Southwestern Electric Power Company as servicer (the “Servicer”) under the Storm Recovery Property Servicing Agreement dated as of December 18, 2024 (the “Servicing Agreement”) between the Servicer and SWEPCO Storm Recovery Funding LLC (the “Issuer”) and further that:

1.  A review of the activities of the Servicer and of its performance under the Servicing Agreement during the twelve months ended December 31, 20__ has been made under the supervision of the undersigned pursuant to Section 3.03 of the Servicing Agreement; and

2.  To the best of the undersigned’s knowledge, based on such review, the Servicer has fulfilled all of its obligations in all material respects under the Servicing Agreement throughout the twelve months ended December 31, 20__, except as set forth on ANNEX A hereto.

Executed as of this [#] day of [month], [year].

SOUTHWESTERN ELECTRIC POWER COMPANY

By:
Name:
Title:

Exhibit C-2, Page 1

ANNEX A

to Certificate of Compliance

LIST OF SERVICER DEFAULTS

The following Servicer Defaults, or events which with the giving of notice, the lapse of time, or both, would become Servicer Defaults known to the undersigned occurred during the year ended December 31, 20__:

Nature of Default	Status

Exhibit C-2, Page 2

ANNEX 1

TO

STORM RECOVERY PROPERTY SERVICING AGREEMENT

SERVICING PROCEDURES

1.	Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Storm Recovery Property Servicing Agreement (the “Agreement”).

2.	Data Acquisition.

(a) Installation and Maintenance of Meters. The Servicer shall cause to be installed, replaced and maintained meters in such places and in such condition as will enable the Servicer to obtain Customer usage measurements consistent with its customary procedures and practices.

(b)  Meter Reading. The Servicer shall obtain usage measurements for each Customer, either directly or if applicable, from the Applicable MDMA consistent with its customary procedures and practices; provided, however, that the Servicer may estimate any Customer’s usage determined in accordance with applicable LPSC Regulations.

(c)  Cost of Metering. The Issuer shall not be obligated to pay any costs associated with the routine metering duties set forth in this Section 2, including the costs of installing, replacing and maintaining meters, nor shall the Issuer be entitled to any credit against the Servicing Fee for any cost savings realized by the Servicer as a result of new metering and/or billing technologies.

3.	Usage and Bill Calculation.

The Servicer (a) shall obtain a calculation of each Customer’s usage (which may be based on data obtained from such Customer’s meter read or on usage estimates determined in accordance with applicable LPSC Regulations) in accordance with the Servicer’s customary procedures and practices and shall determine therefrom each Customer’s individual Storm Recovery Charges to be included on Bills issued by it to such Customer.

4.	Billing.

The Servicer shall implement the Storm Recovery Charges on the first day or the first billing cycle after the Closing Date and shall thereafter bill each Customer for the respective Customer’s outstanding current and past due Storm Recovery Charges accruing through the date on which such Storm Recovery Charges may no longer be billed under the Rate Schedule Rider, all in accordance with the following:

(a)  Frequency of Bills; Billing Practices. In accordance with the Servicer’s then-existing Servicer Policies and Practices for its own charges, as such Servicer Policies and Practices may be modified from time to time, the Servicer shall generate and issue a Bill to each Customer, for such Customers’ Storm Recovery Charges once every applicable Billing Period, at the same time, with the same frequency and on the same Bill as that containing the Servicer’s own charges

Annex 1, Page 1

to such Customers. In the event that the Servicer makes any material modification to these practices, it shall notify the Issuer, the Indenture Trustee, and the Rating Agencies as soon as practicable, and in no event later than 30 Servicer Business Days after such modification goes into effect; provided, however, that the Servicer may not make any modification that will materially adversely affect the Holders. The initial Storm Recovery Charges shall be billed commencing on the first day of the first Billing Period of the first SWEPCO revenue month that begins after the Closing Date.

(b)   Format.

(i)  Each Bill issued by the Servicer shall contain the charge corresponding to the respective Storm Recovery Charges owed by such Customer for the applicable Billing Period. The Storm Recovery Charges shall be separately identified as required by and in accordance with the terms of the Financing Order and Rate Schedule Rider. If such a notification is not already included on prior Bills during the applicable year, the Servicer shall provide Customers with the annual notice required by Section 4.01(g)(ii)(B) of the Agreement.

(ii)  The Servicer shall conform to such requirements in respect of the format, structure and text of Bills delivered to Customers in accordance with, if applicable, the Financing Order, Rate Schedule Rider, other applicable tariffs and any other LPSC Regulations and any agreement with the LPSC staff. To the extent that Bill format, structure and text are not prescribed by applicable LPSC Regulations or Rate Schedule Rider, the Servicer shall, subject to clause (i) above, determine the format, structure and text of all Bills in accordance with its reasonable business judgment, its Servicer Policies and Practices with respect to its own charges and prevailing industry standards.

(c)  Delivery. The Servicer shall deliver all Bills issued by it (i) by United States mail in such class or classes as are consistent with the Servicer Policies and Practices followed by the Servicer with respect to its own charges to its customers or (ii) by any other means, whether electronic or otherwise, that the Servicer may from time to time use to present its own charges to its customers. The Servicer shall pay from its own funds all costs of issuance and delivery of all Bills, including but not limited to printing and postage costs as the same may increase or decrease from time to time.

5.	Customer Service Functions.

The Servicer shall handle all Customer inquiries and other Customer service matters according to the same procedures it uses to service Customers with respect to its own charges.

6.	Collections; Payment Processing; Remittance.

(a)  Collection Efforts, Policies, Procedures.

(i)  The Servicer shall use reasonable efforts to collect all Billed SRCs from Customers as and when the same become due and shall follow such collection procedures as it follows with respect to comparable assets that it services for itself or others, including with respect to the following:

Annex 1, Page 2

(A)  The Servicer shall prepare and deliver overdue notices to Customers in accordance with applicable LPSC Regulations and Servicer Policies and Practices.

(B)  The Servicer shall apply late payment charges to outstanding Customer balances in accordance with applicable LPSC Regulations and as required by the Financing Order.

(C)  In circumstances where the Servicer is billing Customers directly, the Servicer shall deliver verbal and written final notices of delinquency and possible disconnection in accordance with applicable LPSC Regulations and Servicer Policies and Practices.

(D)  The Servicer shall adhere to and carry out disconnection policies in accordance with the Financing Orders, applicable LPSC Regulations and Servicer Policies and Practices.

(E)  The Servicer may employ the assistance of collection agents to collect any past-due Storm Recovery Charges in accordance with Servicer Policies and Practices, applicable LPSC Regulations and applicable tariffs.

(F)  The Servicer shall apply Customer deposits to the payment of delinquent accounts in accordance with applicable LPSC Regulations and Servicer Policies and Practices and according to the priorities set forth in Sections 6(b)(ii), (iii), (iv) and (v) of this Annex I.

(ii)  The Servicer shall not waive any late payment charge or any other fee or charge relating to delinquent payments, if any, or waive, vary or modify any terms of payment of any amounts payable by a Customer, in each case unless such waiver or action: (A) would be in accordance with the Servicer’s customary practices or those of any successor Servicer with respect to comparable assets that it services for itself and for others; (B) would not materially adversely affect the rights of the Holders; and (C) would comply with applicable law; provided, however, that notwithstanding anything in the Agreement or this Annex I to the contrary, the Servicer is authorized to write off any Billed SRCs, in accordance with Servicer Policies and Practices, that have remained outstanding for one hundred eighty (180) days or more.

(iii)  The Servicer shall accept payment from Customers in respect of Billed SRCs in such forms and methods and at such times and places as it accepts for payment of its own charges in accordance with, if applicable, the Financing Order, Rate Schedule Rider, other applicable tariffs, other LPSC Regulations and Servicer Policies and Practices.

(b)  Payment Processing; Allocation; Priority of Payments.

(i)  The Servicer shall post all payments received in respect of the Billed SRCs to the applicable Customer accounts as promptly as practicable, and, in any event, substantially all payments shall be posted no later than three (3) Servicer Business Days after actual receipt of such payments by Servicer.

Annex 1, Page 3

(ii)  Subject to clause (iii) below, the Servicer shall apply payments received to each Customer’s account in proportion to the charges contained on the outstanding Bill to such Customer.

(iii)  So long as the Intercreditor Agreement is in effect, the Servicer shall allocate, or cause to be allocated, amounts owed to the Issuer and the other recipients of remittances described therein in accordance with the terms of the Intercreditor Agreement. Any amounts collected by the Servicer that represent partial payments of, (A) if the Intercreditor Agreement remains in effect, the portion of the Bill allocable to Storm Recovery Charges pursuant to the terms of the Intercreditor Agreement, or (B) otherwise, the total Bill will be applied to all charges on the Bill, including without limitation electric service charges and all Storm Recovery Charges (under the Financing Order or future LPSC orders) and all similar securitization charges, based, as to a Bill with charges covering more than one month, on the chronological order of billing, and, as to those charges with the same billing date, pro rata. In addition, subject to any future intercreditor or joinder agreement, in the event the Servicer sponsors future offerings of storm recovery bonds or other securitizations bonds, such partial collections representing storm recovery charges and any other similar securitization charges shall be allocated among all such securitization bonds pro rata based upon the amounts billed with respect to each issuance of securitization bonds, provided that late fees and charges may be allocated to the Servicer as provided in the Rate Schedule Rider.

(iv)  The Servicer shall hold all over-payments for the benefit of the Issuer and SWEPCO and shall apply such funds to future Bill charges in accordance with clauses (ii) and (iii) (as applicable) as such charges become due.

(v)  For Customers on a Budget Billing Plan, the Servicer shall treat SRC Collections received from such Customers as if such Customers had been billed for their respective Storm Recovery Charges in the absence of the Budget Billing Plan; partial payment of a Budget Billing Plan payment shall be allocated according to clause (ii) and (iii) (as applicable) and overpayment of a Budget Billing Plan payment shall be allocated according to clause (iv).

(vi)  For Customers on a Prepayment Plan, the Servicer shall treat prepaid SRC Collections received from such Customers as if such Customers had been billed for their Storm Recovery Charges, and made such SRC Payments, as of the date such SRC Payments would have been due in the absence of the applicable Prepayment Plan; partial payment of a Prepayment Plan payment shall be allocated according to clause (ii) and (iii) (as applicable) and overpayment of a Prepayment Plan payment shall be allocated according to clause (iv).

(c)  Accounts; Records.

The Servicer shall maintain accounts and records as to the Storm Recovery Property accurately and in accordance with its standard accounting procedures and in sufficient detail (i) to permit reconciliation between payments or recoveries with respect to the Storm Recovery Property and the amounts from time to time remitted to the Collection Accounts in respect of the Storm Recovery Property and (ii) to permit the estimated SRC Collections held by the Servicer to be accounted for separately from the funds with which they may be commingled, so that the dollar amounts of estimated SRC Collections commingled with the Servicer’s funds may be properly identified and traced. The Servicer will perform periodic reconciliations of estimated remittances

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(including the estimated write-off amount) with actual SRC Collections in accordance with Section 6(c)(e)(ii) below.

(d)  Investment of SRC Collections Received.

Prior to each Daily Remittance, the Servicer may invest SRC Collections received at its own risk and (except as required by applicable LPSC Regulations) for its own benefit. So long as the Servicer complies with its obligations under Section 6(c) of this Annex I, neither such investments nor such funds shall be required to be segregated from the other investment and funds of the Servicer.

(e)  Calculation of Daily Remittance.

(i)  For purposes of calculating the Daily Remittance, (i) all Billed SRCs shall be estimated to be collected the same number of days after billing as is equal to the Weighted Average Days Sales Outstanding then in effect (or, if such resulting day is not a Servicer Business Day, on the next Servicer Business Day) and (ii) the Servicer will, on each Servicer Business Day but in no event later than two Servicer Business Days following the Servicer Business Day after such Billed SRCs are estimated to have been received, remit to the Indenture Trustee for deposit in the Collection Account an amount equal to the product of the applicable Billed SRCs multiplied by one hundred percent less the system wide write-off percentage used by the Servicer to calculate the most recent Periodic Billing Requirement. Such product shall constitute the amount of estimated SRC Collections for such Servicer Business Day.

(ii)  Pursuant to Section 6.12(d) of the Agreement, commencing no later than January, 2025, the Servicer shall calculate in each Monthly Servicer’s Certificate the amount of actual SRC Collections for the immediately preceding calendar month as compared to the estimated SRC Collections forwarded to the Collection Account in respect of such calendar month. No Excess Remittance shall be withdrawn from the Collection Account if such withdrawal would cause the amounts on deposit in the General Subaccount or the Excess Funds Subaccount to be insufficient for the payment of the next installment of interest or principal due at maturity on the next Payment Date or upon acceleration on or before the next Payment Date on the Storm Recovery Bonds. The Servicer and the Issuer further acknowledge and agree that the amount of the variances between actual SRC Collections and estimated SRC Collections are expected to be small and are not expected to be biased in favor of over-remittances or under-remittances. Consequently, so long as the Servicer faithfully makes all daily remittances based on Weighted Average Days Sales Outstanding, as provided for herein, the Servicer and the Issuer agree that no actual or deemed investment earnings shall be payable in respect of such over-remittances or under-remittances.

(iii)  On or before each Calculation Date, in accordance with Section 4.01(b) of the Agreement, the Servicer shall, in a timely manner so as to perform all required calculations under such Section 4.01(b), update the Weighted Average Days Sales Outstanding and the system-wide write-off percentage (or if available in the ordinary course of business, gross write-off percentage for each Customer Class) in order to be able to calculate the Periodic Billing Requirement for the next Storm Recovery Charge Adjustment and to calculate any change in the Daily Remittances for the next Calculation Period.

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(iv)  The Servicer and the Issuer acknowledge that, as contemplated in Section 8.01(c) of the Agreement, the Servicer may make certain changes to its current computerized Customer information system, which changes, when functional, would affect the Servicer’s method of calculating the SRC Collections estimated to have been received by the Servicer during each Collection Period as set forth in this Annex I. Should these changes to the computerized Customer information system become functional during the term of the Agreement, the Servicer and the Issuer agree that they shall review the procedures used to calculate the SRC Collections estimated to have been received in light of the capabilities of such new system and shall amend this Annex I in writing to make such modifications and/or substitutions to such procedures as may be appropriate in the interests of efficiency, accuracy, cost and/or system capabilities; provided, however, that the Servicer may not make any modification or substitution that will materially adversely affect the Holders. As soon as practicable, and in no event later than sixty (60) Servicer Business Days after the date on which all Customer accounts are being billed under such new system, the Servicer shall notify the Issuer, the Indenture Trustee and the Rating Agencies of the same.

(v)  All calculations of collections, each update of the Weighted Average Days Sales Outstanding, the system-wide write-off percentage and any changes in procedures used to calculate the estimated SRC Collections pursuant to this Section 6(e) shall be made in good faith, and in the case of any update pursuant to clause (iii) above or any change in procedures pursuant to clause (iv) above, in a manner reasonably intended to provide estimates and calculations that are at least as accurate as those that would be provided on the Closing Date utilizing the initial procedures.

(f)  Remittances.

(i)  The Issuer shall cause to be established the Collection Account in the name of the Indenture Trustee in accordance with the Indenture.

(ii)  The Servicer shall make remittances to the Collection Account in accordance with Section 6.12 of the Agreement.

(iii)  In the event of any change of account or change of institution affecting any Collection Account, the Issuer shall provide written notice thereof to the Servicer not later than five (5) Business Days from the effective date of such change.

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